Exhibit 10.1

EXECUTION ORIGINAL

PREFERRED STOCK PURCHASE AGREEMENT

BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC.,

a Delaware corporation formerly known as VerticalBuyer, Inc.

AND

BARRON PARTNERS LP

DATED

February 10, 2005

PREFERRED STOCK PURCHASE AGREEMENT

This PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 10th day of February, 2005 between COMPUTER SOFTWARE INNOVATIONS, INC., a corporation organized and existing under the laws of the State of Delaware and formerly known as VerticalBuyer, Inc. (the “Company”), and BARRON PARTNERS LP, a Delaware limited partnership (the “Investor”).

PRELIMINARY STATEMENT:

WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, Seven Million Two Hundred Seventeen Thousand Seven Hundred Thirty-six (7,217,736) shares of preferred stock of the Company, with such preferred stock being as described in the Certificate of Designation, Rights and Preferences (the “Certificate of Designation”) in substantially the form attached hereto as Exhibit A (the “Preferred Stock”) for the Purchase Price set forth in Section 1.3.23 hereof. Subject to the limitations set forth herein and in the Certificate of Designation, the Preferred Stock shall be convertible into shares of common stock of the Company at any time at a conversion price of Zero and 6986/10,000 Dollars ($0.6986) per share (the “Conversion Value”). In addition, the Company will issue to the Investor two Common Stock Purchase Warrants (the “Warrants”) to purchase up to an additional Seven Million Two Hundred Seventeen Thousand Seven Hundred Thirty-six (7,217,736) shares of common stock of the Company at exercise prices as stated in the Warrants; and

WHEREAS, the parties intend to memorialize the purchase and sale of such Preferred Stock and the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1 Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1 “1933 Act” means the Securities Act of 1933, as amended.

1.3.2 “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.3 “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.4 “Charter” means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

1.3.5 “Closing” shall mean the Closing of the transactions contemplated by this Agreement on the Closing Date following the consummation of the Merger.

1.3.6 “Closing Date” means the date on which the payment of the Purchase Price (as defined herein) by the Investor to the Company is completed pursuant to this Agreement to purchase the Preferred Stock and Warrants, which shall occur on or before February 28, 2005.

1.3.7 “Common Stock” means shares of common stock of the Company, with a par value of $0.001 per share.

1.3.8 “CSI” means Computer Software Innovations, Inc., a South Carolina corporation.

1.3.9 “Delaware Act” means the Delaware General Corporation Law, as amended.

1.3.10 “Dividends” shall mean (i) the cash dividend in the amount of Nine Hundred Sixty Thousand and no/100 Dollars ($960,000) to be paid by CSI to the Original Shareholders at or prior to Closing; and (ii) the dividend declared and payable in the aggregate amount of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) by CSI to the Original Shareholders under the terms of subordinated promissory notes to be issued by CSI at or prior to Closing (the “Dividend Notes”).

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

1.3.11 “Effective Date” shall mean the date the Registration Statement of the Company covering the Shares is declared effective by the SEC.

1.3.12 “Escrow Agent” shall mean Leatherwood Walker Todd & Mann, P.C., in its capacity as Escrow Agent under the Escrow Agreement.

1.3.13 “Escrow Agreement” shall mean the Escrow Agreement among the Company, CSI, the Investor and Leatherwood Walker Todd & Mann, P.C., as Escrow Agent, attached hereto as Exhibit E.

1.3.14 “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

1.3.15 “Investor Funds” shall mean an amount equal to the Purchase Price and the $1,875,200.00 Investor Subordinated Loan.

1.3.16 “Investors Subordinated Promissory Note” shall mean the Subordinated Promissory Note in the form attached hereto as Exhibit C evidencing the Investor Subordinated Loan, pursuant to Section 2.3 hereof.

1.3.17 “Law or Laws” shall mean any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree.

1.3.18 “Maximum Ventures” shall mean Maximum Ventures, Inc., a New York corporation, and party to the Stock Purchase Agreement.

1.3.19 “Material Adverse Effect” shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

1.3.20 “Merger” shall mean the merger of CSI into the Company pursuant to the Merger Agreement.

1.3.21 “Merger Agreement” shall mean the Agreement and Plan of Merger between the Company and CSI attached hereto as Exhibit F pursuant to which CSI will merge into the Company.

1.3.22 “Merger Notes” shall mean, collectively, those five (5) Promissory Notes payable to the Original Shareholders in the Merger in the aggregate amount of $3,624,800, pursuant to the terms of the Merger Agreement.

1.3.23 “Original Shareholders” means Nancy K. Hedrick, Joe G. Black, Beverly N. Hawkins, Thomas P. Clinton and William J. Buchanan, being all of the Shareholders of CSI.

1.3.24 “Original Shareholders Subordinated Promissory Note” shall mean the Subordinated Promissory Note in the form attached hereto as Exhibit C evidencing the Original Shareholder Subordinated Loan, pursuant to Section 2.3 hereof.

1.3.25 “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.26 “Purchase Price” means the $5,042,250.00 paid by the Investor to the Company for the Preferred Stock and the Warrants.

1.3.27 “Registration Rights Agreement” shall mean the registration rights agreement between the Investor and the Company attached hereto as Exhibit B.

1.3.28 “Registration Statement” shall mean the registration statement under the 1933 Act to be filed with the SEC for the registration of the Shares pursuant to the Registration Rights Agreement.

1.3.29 “SEC” means the Securities and Exchange Commission.

1.3.30 “SEC Documents” shall mean the Company’s latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement (if any) for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

1.3.31 “Shares” shall mean, collectively, the shares of Common Stock issuable upon conversion of the Preferred Stock and those shares of Common Stock issuable upon exercise of the Warrants.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

1.3.32 “Stock Option Holders” shall mean Keone Trask, Steve Messer, Laurin Oswald, Cindy Welborn, Burt Lancaster, Scott Garrett and Lisa Alexander, all being employees or former employees of CSI.

1.3.33 “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement dated January 31, 2005 by and between Maximum Ventures and CSI, whereby CSI purchased approximately 77% of the issued and outstanding Common Stock of the Company.

1.3.34. “Stock Split” shall mean that 40 to 1 reverse stock split authorized by the Board of Directors and shareholders of the Company on January 31, 2005 to take effect February 10, 2005.

1.3.35 “Subsequent Financing” shall mean any offer and sale of shares of Preferred Stock or debt that is convertible into shares of Common Stock or otherwise senior or superior to the Preferred Stock.

1.3.36 “Transaction Documents” shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents and instruments listed in Sections 3.2 and 3.3 hereof.

1.3.37 “Warrants” shall mean the Common Stock Purchase Warrants in the form attached hereto Exhibit D.

ARTICLE II

SALE AND PURCHASE OF PREFERRED STOCK

AND WARRANTS

2.1 Sale of Preferred Stock and Issuance of Warrants.

(a) Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, at Closing Seven Million Two Hundred Seventeen Thousand Seven Hundred Thirty-six (7,217,736) shares of Preferred Stock and the Warrants for the Purchase Price. The Purchase Price shall be paid by the Investor to the Company on the Closing Date by a wire transfer of the Purchase Price into escrow to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. The Company shall cause the Preferred Stock and the Warrants to be issued to the Investor upon the release of the Purchase Price to the Company by the Escrow Agent pursuant to the terms of the Escrow Agreement. The Company shall register the Shares pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit B.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

(b) The Preferred Stock shall be convertible by the Investor into an aggregate total of Seven Million Two Hundred Seventeen Thousand Seven Hundred Thirty-six (7,217,736) shares of Common Stock (the “Conversion Shares”); provided, however, that the Investor shall not be entitled to convert the Preferred Stock into shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the then outstanding number of shares of Common Stock on such date; provided, however, that the Investor may revoke the restriction described in this section upon sixty-one (61) days prior written notice from the Investor to the Company. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder.

(c) Upon execution and delivery of this Agreement and the Company’s receipt of the Purchase Price from the Escrow Agent pursuant to the terms of the Escrow Agreement, the Company shall issue to the Investor two Warrants to purchase an aggregate of Seven Million Two Hundred Seventeen Thousand Seven Hundred Thirty-six (7,217,736) shares of Common Stock at exercise prices as stated in the Warrants, all pursuant to the terms and conditions of the Warrants in the forms attached hereto as Exhibit D; provided, however, that the Investor shall not be entitled to exercise the Warrants and receive shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the then outstanding number of shares of Common Stock on such date; provided, however, that the Investor may revoke the restriction described in this section upon sixty-one (61) days prior written notice from the Investor to the Company. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder.

2.2 Purchase Price. The Purchase Price shall be delivered by the Investor in the form of a wire transfer made payable to the Escrow Agent in United States Dollars from the Investor pursuant to the Escrow Agreement and shall be paid by the Escrow Agent to the Company pursuant to the Escrow Agreement at Closing.

2.3 Subordinated Loans. In order to facilitate the Merger, each of the Original Shareholders has agreed pursuant to the terms of the Merger Agreement to each make a loan to the Company in amounts that will aggregate $1,875,200.00 (collectively, the “Original Shareholders Subordinated Loan”). The Original Shareholders Subordinated Loan shall be funded by the deferral of cash consideration that would have otherwise been payable to such Original Shareholders in the Merger, and shall be effective as of the closing of the Merger. The Investor hereby agrees to make a loan in the same amount and on the same terms as the Original Shareholders Subordinated Loan (the “Investor Subordinated Loan”), which shall be funded by deposit with the Escrow Agent and shall be effective as of Closing. The “Original Shareholders Subordinated Loan” and the “Investor Subordinated Loan” are hereinafter collectively referred to the “Subordinated Loans.” Both Subordinated Loans shall be evidenced by Subordinated Promissory Notes in the forms attached hereto collectively as Exhibit C (the “Subordinated Promissory Note”), and shall be subordinated to claims of

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

Senior Debt (as such term is defined in the Subordinated Promissory Note) of the Company pursuant to the terms of the Subordinated Promissory Note; provided, however, that the Investor Subordinated Promissory Note, the Original Shareholders Subordinated Promissory Note, the Merger Note, and the Dividend Notes shall rank pari passu each between and among each other. The Subordinated Loans shall be unsecured, bear interest at the prime rate of interest as published by Bank of America plus two percent (2%) per annum payable quarterly, and mature fifteen (15) months from the Closing Date. The Company shall cause the Investor Subordinated Promissory Note to be issued to the Investor upon the release of the amount of such loan to the Company by the Escrow Agent pursuant to the terms of the Escrow Agreement.

2.4 Reimbursement of Investor. At Closing, the Investor was to be reimbursed Eighty-one Thousand Seven Hundred Twenty-six and 50/100 Dollars ($81,726.50) relating to Investor’s prepayment of certain fees or expenses (the “Prepayments”). Investor and the Company have agreed that Investor shall not be reimbursed for the Prepayments but that the amount of the Prepayments shall be paid to the Company for reimbursement of legal expenses relating to the transactions described herein.

ARTICLE III

CLOSING DATE AND DELIVERIES AT CLOSING

3.1 Closing. The Closing of the transactions contemplated by this Agreement, unless expressly determined herein, shall be held at the offices of the Escrow Agent, at 1:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Escrow Agent under the Escrow Agreement, at or prior to Closing, the following:

(a)	An executed Agreement with all Exhibits and Schedules attached hereto;

(b)	The two executed Warrants;

(c)	The executed Registration Rights Agreement;

(d)	Proof that options representing the rights of the Stock Option Holders to purchase shares of common stock of CSI have been canceled in part, thereby leaving the Stock Option Holders options, to be assumed by the Company, to purchase an aggregate of 268,343 shares of Common Stock following the closing of the Merger;

(e)	Proof that the Company has declared and paid the Dividends to the Original Shareholders in the form of cash and the Dividend Notes;

(f)	The executed Merger Agreement;

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

(g)	Certifications in form and substance acceptable to the Company and the Investor from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;

(h)	Evidence of approval of the Board of Directors and Shareholders of the Company of the Transaction Documents and the transactions contemplated hereby;

(i)	Evidence of approval of the Board of Directors of CSI of payment of the Dividends and the Board of Directors and Shareholders of CSI of the Transaction Documents to which it is a party and the transactions contemplated;

(j)	Certificate of the President and the Secretary of the Company that the Certificate of Designation has been adopted and filed;

(k)	Certificates of Existence or Authority to Transact Business of the Company issued by each of the Secretaries of State for South Carolina, Georgia and North Carolina;

(l)	An opinion from the Company’s counsel concerning the Transaction Documents and the transactions contemplated hereby in form and substance reasonably acceptable to Investor;

(m)	The Merger Notes;

(n)	Evidence of CSI’s ownership of the shares of Common Stock purchased from Maximum Ventures pursuant to the Stock Purchase Agreement;

(o)	Certificate of the President and the Secretary of the Company that the Amendment to the Certificate of Incorporation of the Company effecting the Stock Split and the change of name of the Company has been adopted and filed;

(p)	Certificate of the President and the Secretary of the Company that the Certificate of Merger effecting the Merger has been adopted and filed;

(q)	The Investors Subordinated Promissory Note;

(r)	Stock Certificate in the name of Investor evidencing the Preferred Stock;

(s)	The executed Escrow Agreement;

(t)	The Dividend Notes;

(u)	The Original Shareholders Subordinated Promissory Note; and

(v)	Such other documents or certificates as shall be reasonably requested by Investor or its counsel.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

3.3 Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the Escrow Agent under the Escrow Agreement, at or prior to closing, the following:

(a)	A deposit in the amount of the Investor Funds;

(b)	The executed Agreement with all Exhibits and Schedules attached hereto;

(c)	The executed Registration Rights Agreement;

(d)	Certifications in form and substance acceptable to the Company and the Investor from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor as appropriate to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;

(e)	Evidence of authority of general partner of Investor to enter into the Transaction Documents and the transactions contemplated hereby;

(f)	Certificate of Existence of Investor issued by the Secretary of State of Delaware;

(g)	The executed Escrow Agreement; and

(h)	Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other party in Sections 3.2 and 3.3 herein is provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4 Further Assurances. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5 Waiver. The Investor may waive any of the requirements of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement. The Investor may also waive any of the requirements of the Company under the Escrow Agreement.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE

COMPANY

The Company represents and warrants to the Investor as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company.

4.2 Charter and By-Laws. The complete and correct copies of the Company’s Charter and By-Laws, as amended or restated as of the date hereof and as of Closing, are attached hereto as Schedules 4.2.1 and 4.2.2, respectively, and each is a complete and correct copy of such document as in or to be in effect on the date hereof and as of Closing.

4.3 Capitalization.

4.3.1 As of the date of this Agreement, following the effectuation of the 40 to 1 Stock Split, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock ($.001 par value) and 5,000,000 shares of preferred stock ($.001 par value), of which approximately 453,529 shares of Common Stock are issued and outstanding. As of Closing, following the issuance by the Company of the Preferred Stock to the Investor, the authorized capital stock of the Company will consist of 40,000,000 shares of Common Stock ($.001 par value) and 15,000,000 shares of preferred stock ($.001 par value), of which approximately 2,631,752 shares of Common Stock (consisting of approximately 2,526,904 shares to be issued to the Original Shareholders in the Merger and approximately 104,848 existing publicly held shares) and 7,217,736 shares of preferred stock shall be issued and outstanding. As of Closing, the Stock Option Holders will hold options to purchase an aggregate of 268,343 shares of Common Stock. All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and nonassessable and free of preemptive rights. All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and nonassessable and free of preemptive rights.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

4.3.2 Except pursuant to this Agreement and as set forth in Schedule 4.3 hereto, and as set forth in the Company’s SEC Documents, filed with the SEC, as of the date hereof and as of Closing, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company has no convertible debt. No shares of Common Stock of the Company are subject to any reset features which could result in additional shares being issued.

4.3.3 The Company at Closing (i) will have full right, power, and authority to sell, assign, transfer, and deliver to the Investor, the Preferred Stock, the Warrants and the Investor Subordinated Promissory Note hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except for the transfer restrictions described in Sections 7.2 and 7.3 hereof; and (ii) upon conversion of the Preferred Stock or exercise of the Warrants, the Investor will acquire good and marketable title to shares of Common Stock free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except for the transfer restrictions described in Sections 7.2 and 7.3.

4.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Preferred Stock, the Warrants, the Investor Subordinated Promissory Note, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the Merger and other transactions described in the Merger Agreement The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not: (i) conflict with or violate the Charter or By-Laws of the Company; (ii) to the knowledge of the Company, conflict with, breach or violate any Laws in effect as of the date of this Agreement or Closing and applicable to the Company; or (iii) except as set forth in Schedule 4.5 attached hereto, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets is bound. Excluded from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or encumbrances that would not, in the aggregate, have a Material Adverse Effect.

4.6 Report and Financial Statements. The Company’s Annual Report on Form 10-KSB, filed on July 26, 2004 with the SEC contains the audited financial statements of the Company as of December 31, 2003 and the Company has previously provided to the Investor the audited financial statements of CSI as of December 31, 2003 and for the six months ended June 30, 2004 and the unaudited financial statements of CSI for the eleven month period ending November 30, 2004 (collectively, the “Financial Statements”). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company or CSI, as the case may be, as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents, changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company or CSI, as applicable, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Except as noted therein, the books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP without variances and any other applicable legal and accounting requirements and reflect only actual transactions.

4.7 Compliance with Applicable Laws. The Company is not in violation of, or to the knowledge of the Company, under investigation with respect to and has not been given notice or been charged with the violation of any Laws, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8 Brokers. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9 SEC Documents. The Company is a publicly held company and has made available to the Investor after demand true and complete copies of any requested SEC Documents. The Company reports to the SEC pursuant to Section 15(d) of the 1934 Act, and to the Company’s knowledge, the Common Stock is quoted and traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to any planned or threatened discontinuation of the quotation or trading of the Common Stock on the OTC Bulletin Board. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10 Litigation. No litigation, claim, or other proceeding before any court or governmental agency is pending or, to the knowledge of the Company, threatened against the Company or CSI, the prosecution or outcome of which may have a Material Adverse Effect.

4.11 Exemption from Registration. Subject to the accuracy of the Investor’s representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Preferred Stock and Warrants by the Company to the Investor will not require registration under the 1933 Act, but may require registration under New York state securities law if applicable to the Investor. When validly converted in accordance with the terms of the Preferred Stock, and upon exercise of the Warrants in accordance with their terms, the Shares will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Preferred Stock and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities “blue sky” laws depending upon the residency of the Investor.

4.12 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Preferred Stock, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock, under the 1933 Act, except as required herein.

4.13 No Material Adverse Effect. Except as set forth in Schedule 4.13 attached hereto, since June 30, 2004, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company or CSI. To the knowledge of the Company, no material supplier has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company or CSI from historical levels. Since June 30, 2004, no event or circumstance has occurred or exists with respect to the Company or CSI or its businesses, properties, prospects, operations or financial condition, that, by itself or in the aggregate would be determined to have a Material Adverse Effect upon the Company.

4.14 Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

4.15 Internal Controls And Procedures. Each of the Company and CSI maintains books and records and internal accounting controls which provide reasonable assurance that all transactions to which the Company, CSI or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

4.16 Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading, subject to any limitation, qualification or caveat expressly contained in such statement.

4.17 Independent Board. As of the date of this Agreement, the Board of Directors of the Company consists of three independent directors. At Closing, following the Merger, the Board of Directors of the Company shall consist of five directors, three of whom shall be independent. As of the date of this Agreement, the Audit and Compensation Committees of the Board of Directors of the Company are comprised, and at the Closing will be comprised, of independent directors.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company as of the date hereof and as of Closing that:

5.1 Organization and Standing of the Investor. The Investor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address. The Investor was not formed for the purpose of investing solely in the Preferred Stock, the Warrants or the shares of Common Stock which are the subject of this Agreement.

5.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

5.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor’s organizational documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4 Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5 Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers or its general partner or officers thereof and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.6 Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

5.7 Knowledge of Company. The Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and CSI and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and CSI and have received complete and satisfactory answers to any such inquiries.

5.8 Risk Factors. The Investor understands that such Investor’s investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

5.9 Investment Intent. The Investor is acquiring the Preferred Stock and Warrants for the Investor’s own account as an investment and without an intent to sell, transfer or distribute the Preferred Stock and Warrants.

5.10 Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading subject to any limitation, qualification or caveat expressly contained in such statement. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

5.11 Payment of Certain Commissions and Fees. Upon Closing, from the Investor Funds, the Escrow Agent shall pay to Liberty Company, LLC (“Liberty”) as its commission for assistance to the Investor with the purchase of the Preferred Stock, Two Hundred Seventy-five Thousand and No/100 Dollars ($275,000.00). Following Closing, upon the closing by the Company and Royal Bank of Canada of a credit facility and a funding by such bank thereunder, the Company shall pay, pursuant to prior agreement with the Investor, a fee equal to three percent (3%) of the total amount of such credit facility, less Twenty-one Thousand Two Hundred and No/100 Dollars ($21,200.00) representing funds previously advanced to Liberty.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

ARTICLE VI

COVENANTS OF THE COMPANY

6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.

6.2 Reservation Of Common Stock. At the Closing, the Company shall have reserved and the Company shall continue to reserve and keep available at all times shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Preferred Stock and Warrants.

6.3 Compliance with Laws. The Company hereby agrees to comply in all respects with the Company’s reporting, filing and other obligations under the Laws.

6.4 Exchange Act Registration. The Company will (a) will continue its obligation to report to the SEC under Section 15(d) of the 1934 Act or (b) shall register under Section 12(b) or (g) under the 1934 Act and thereafter shall continue to be registered thereunder, and in either case will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend such reporting and filing obligations under the 1934 Act until the Investor has disposed of all of [its] securities purchased hereunder from the Company.

6.5 Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6 Preferred Stock. From and after the Closing Date and continuing for a period of three (3) years thereafter, the Company will not issue any shares of preferred stock of the Company which are convertible into shares of Common Stock of the Company other than on a conversion ratio which is fixed, except in the case of normal adjustments which may include anti-dilution provisions, among other things, but which shall not include in any case the conversion ratio of such shares of preferred stock based on the market price of the Common Stock after the date of closing of the issuance of such shares of preferred stock.

6.7 Convertible Debt. For a period of three years from the Closing, the Company will not issue any convertible debt.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

6.8 Reset Equity Deals. For a period of three years from the Closing, the Company will not enter into any transactions that have any reset features that could result in additional shares being issued.

6.9 Chief Financial Officer. Within ninety (90) days following the Closing, the Company will have caused the employment of a Chief Financial Officer for the Company, who has experience with public companies. If no such Chief Financial Officer is employed by such time, the Company shall pay to the Investor, as liquidated damages and not as a penalty, an amount equal to twenty-four percent (24%) of the Purchase Price per annum, payable monthly, until such time as a Chief Financial Officer with such experience is appointed. The parties agree that the only damages payable for a violation of the terms of this Section 6.11 shall be such liquidated damages. Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to other sections of this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.11 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to employ a Chief Financial Officer in accordance with the provision hereof.

6.10 Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock and the Warrants (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of such securities) and the Investor Subordinated Loan for working capital and the repayment of the Dividend Notes and the Merger Note.

6.11 Right of First Refusal. Until such time as all of the Preferred Stock shall have been converted into Common Stock, the Investor and the Original Shareholders shall have the right to participate in any subsequent funding by the Company on a pro rata basis at eighty percent (80%) of the offering price.

6.12 Insider Selling. The earliest any “Insiders” can start selling their shares shall be two years from Closing. Insiders shall include all officers and directors of the Company. Andrew Barron Worden and the Investor shall not be considered “Insiders.”

6.13 Employment and Consulting Contracts. Employment and consulting contracts with officers and directors at time of Closing and for two years thereafter shall not contain: any bonuses not related directly to increases in earnings; any car allowances not approved by the unanimous vote of the board of directors; any anti-dilution or reverse split protection provisions for shares, options or warrants; any deferred compensation; any unreasonable compensation or benefit clauses; or any termination clauses of over eighteen (18) months of salary. This clause may be waived conditionally in specific instances by the Investor.

6.14 Notice of Intent to Sell or Merge Company. The Company will give Investor seventy (70) days notice before the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity. The Investor shall have the right to waive such notice requirement.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

6.15 Sale or Merger of Company. In the event of a sale or merger of substantially all of the Company, other than pursuant to the Merger Agreement, then the 4.99% restriction in the Preferred Stock and in the Warrants will immediately be terminated and the Investors will have the right to convert the Preferred Stock and exercise the Warrants concurrent with the sale, subject to the conversion by the Investor of the Preferred Stock and the payment by the Investor to the Company of the aggregate exercise price of the Warrant.

6.16 Subsequent Equity Sales. From the date hereof until such time as the Investor no longer holds any of the securities purchased from the Company hereunder, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.16 shall not apply in respect of an Exempt Issuance.

ARTICLE VII

COVENANTS OF THE INVESTOR

7.1 Compliance with Law. Subject to the Company’s compliance with Laws and this Agreement, the Investor’s trading activities with respect to shares of the Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company’s Common Stock is listed.

7.2 Transfer Restrictions. The Investor acknowledges that (1) the Preferred Stock, Warrants and shares of Common Stock underlying the Preferred Stock and Warrants have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Stock, Warrants and the shares of Common Stock underlying the Preferred Stock and Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Preferred Stock, Warrants and shares of Common Stock underlying the Preferred Stock and Warrants made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3 Restrictive Legend. The Investor acknowledges and agrees that the Preferred Stock, the Warrants and the shares of Common Stock underlying the Preferred Stock and Warrants, and, until such time as the shares of Common Stock underlying the Preferred Stock and Warrants have been registered under the 1933 Act and sold in accordance with an effective registration statement, certificates and other instruments representing any of such shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.”

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

8.2 Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing with the same force and effect as if made on as of the Closing.

8.3 Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

8.4 No Adverse Proceedings. As of Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE IX

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation of the Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing unless specified otherwise, of the following conditions:

9.1 Closing of Merger. The Company shall close the Merger Agreement with CSI and all representations and warranties of the Company and CSI contained therein shall be true and correct in all material respects and all covenants and obligations of the Company and CSI contained therein shall have been satisfied.

9.2 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.3 Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of Closing with the same force and effect as if made on as of Closing.

9.4 Compliance with Covenants . The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at Closing.

9.5 No Adverse Proceedings. As of Closing, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

9.6 Minimum Cash and Accounts Receivable. On the Closing Date, the aggregate amount of cash on hand and trade accounts receivable reflected on the books and records of CSI as of the Closing Date shall not be less than $2,500,000; provided, however, in determining the total amount of trade accounts receivable, only eighty-five percent (85%) of trade accounts receivable with an aging of less than ninety (90) days shall be included and no trade accounts receivable aged more than ninety (90) days shall be included.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

9.7 SEC Filings. The Company shall have filed with the SEC one or more Current Reports on Form 8-K reporting the acquisition by CSI of the Common Stock owned by Maximum Ventures, the change of control of the Company and the Stock Split. Within the period required thereunder, the Company shall file with the SEC an additional Form 8-K reporting the Company’s entering into the Merger Agreement and this Agreement and the consumation of the Merger. All information contained in such reports shall be true, correct and complete in all material respects.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

10.1.1 by mutual written consent of the Investor and the Company;

10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or by the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or by the non-breaching party if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a “Terminating Breach”), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2 Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease; provided that in the event of a Terminating Breach, the breaching party shall be liable to the non-breaching party for all costs and expenses incurred by the non-breaching party not to exceed $100,000.00.

10.3 Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing by an instrument in writing signed by the parties hereto.

10.4 Waiver. At any time prior to the Closing, the Company or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of the other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

ARTICLE XI

GENERAL PROVISIONS

11.1 Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided that if the parties close this Agreement, the Company shall reimburse the Investor’s legal fees and costs, not to exceed $70,000.00.

11.2 Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investor be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of a breach of this Agreement by the Company, the Investor shall be entitled to pursue a remedy of specific performance upon tender into court of an amount equal to the Purchase Price hereunder. The indemnification by the Investor shall be limited to $500,000.00.

11.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Computer Software Innovations, Inc.

1661 East Main Street, Suite A

Easley, South Carolina 29642

Attention: Nancy K. Hedrick

With a copy to:

Leatherwood Walker Todd & Mann, P.C.

300 E. McBee Avenue, Suite 500

Greenville, South Carolina 29601

Facsimile No.: 864-240-2479

Attn: Richard L. Few, Jr., Esq.

If to the Investor:

Barron Partners LP

730 Fifth Avenue, 9th Floor

New York, New York 10019

Attn: Andrew Barron Worden

With a copy to:

DLA Piper Rudnick Gray Cary US LLP

203 N. LaSalle Street

Suite 1900

Chicago, Illinois 60601

Attn: John H. Heuberger, Esq.

11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10 Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.12 Survival The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.13 Third Parties Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

11.14 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.15 Time of Execution. This Agreement has been executed as of the date first written above after 5:00 p.m. Eastern Standard Time.

11.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

[INTENTIONALLY OMITTED]

PREFERRED STOCK PURCHASE AGREEMENT BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC. AND BARRON PARTNERS LP

IN WITNESS WHEREOF, the Investor and the Company have as of the date first written above executed this Agreement.

THE COMPANY:

COMPUTER SOFTWARE INNOVATIONS, INC.
A Delaware corporation formerly known as VerticalBuyer, Inc.

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
Title:	President and Chief Executive Officer

INVESTOR:

BARRON PARTNERS LP
By:	Barron Capital Advisors LLC, its General Partner

By:	/s/ Andrew Barron Worden
Andrew Barron Worden, Managing Member
730 Fifth Avenue, 9th Floor
New York NY 10019

Schedule 4.2.1

Charter and Bylaws of Company as of the Date of Agreement

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:43 PM 02/08/2005
FILED 12:43 PM 02/08/2005
SRV 050102002 - 3101681 FILE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

VERTICALBUYER, INC

(Pursuant to Section 242 of Title 8, Chapter 1 of the Delaware Code of 1974, as amended)

VerticalBuyer, Inc., (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCLD”), does hereby certify as follows:

FIRST. Effective Date.

The amendments herein contained shall become effective as of February 10, 2005, 5:00 pm (EST), in accordance with Section 103 of the GCLD.

SECOND. Name Change.

Article First of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety:

“The name of the Corporation is Computer Software Innovations, Inc.”

THIRD. Authorized Shares.

(a) Article FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety:

“This Corporation shall have the authority to issue two (2) classes of capital stock the total of which shall be 55,000,000 shares. The classification and par value of 50,000,000 shares shall be common voting stock having $.001 par value and each share shall be entitled to the same dividend, liquidation and voting rights; the classification and par value of 5,000,000 shares shall be preferred stock having $.001 par value. Said preferred stock may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations or restrictions thereof as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued without further approval of the shareholders.”

FOURTH. Transitional Provisions.

Upon the Effective Date as set forth in Article First hereinabove:

(a) Every forty (40) shares of the Corporation’s Common Stock issued and outstanding immediately prior thereto (the “Pre-Split Shares”) shall, ipso facto and without any action on the part of the holders of the Pre-Split Shares, be changed, converted, combined and reclassified into one share of Common Stock, $.001 par value (for “Reverse Split”). The shares of Common Stock into which the Pre-Split Shares will be combined are referred to herein as the “Split Shares.”

(b) No Fractional Split Shares will be issued as a result of the Reverse Stock Split and such Fractional Split Shares shall be rounded up; in lieu of such Fractional Split-Shares, each beneficial Pre-Split Share holder otherwise entitled to a fractional Split Share shall be issued one Split Share.

(c) Delivery of New Certificates.

(1) Exchange of Certificates. Each holder of certificates representing Pre-Split Shares shall deliver and surrender all of such certificates to Continental Stock Transfer & Trust Company (the “Transfer Agent”) for cancellation after the Effective Date and shall receive, from the Transfer Agent, upon such delivery, surrender and cancellation, or as soon thereafter as is practicable, in place thereof a certificate or certificates for the number of Split Shares of Common Stock into which such holder’s Pre-Split Shares were combined upon the Effective Date.

(2) Interim Rights. Until surrendered to the Transfer Agent as provided in paragraph (C)(1) above, as of the Effective Date, certificates formerly representing Pre-Split Shares shall be deemed for all purposes, corporate and otherwise, to represent solely the right to receive the Split Shares into which such Pre-Split Shares were converted at the Effective Time upon delivery, surrender, and cancellation of such Pre-Split Share certificates.

FIFTH. When the amendments herein certified become effective, the aggregate value of capital represented by all issued shares immediately after the amendment will not be less than the aggregate value of capital represented by all issued shares immediately before the amendment and, therefore, the capital of the Corporation will not be reduced under or by reason of the Amendments,

SIXTH. This Amendment to the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and the Shareholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The Shareholders approval and adoption of this Amendment to the Certificate of Incorporation was adopted by a written consent of the majority shareholder in accordance with Section 228 of the General Laws of the State of Delaware.

[Signature Page Follows)

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by the President and attested by the Secretary, this 7th day of February, 2005.

VERTICALBUYER, INC.

By:
Its:	President and Chief Executive Officer

Attested:

By:
Its:	Secretary

State of Delaware Secretary of State Division of Corporations Delivered 07:28 PM 10/25/2004 FILED 07:28 PM 10/25/2004 SRV 040769545 – 3101681 FILE

CERTIFICATE OF RENEWAL AND REVIVAL OF

CERTIFICATE OF INCORPORATION

OF

VERTICALBUYER, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is called VERTICALBUYER, INC.

2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is September 24, 1999.

3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

4. The corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March 1, 2003 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 28, 2003.

6. This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed on: October 24th, 2004

By:
Abraham Mirman, Chief Executive Officer
[Name, title of authorized officer]

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 02/28/2000 001097750 – 3101681

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

VerticalBuyer, Inc.

VerticalBuyer, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the Company has not received any payment for any of its stock and that the amendments set forth below to the Company’s Certificate of Incorporation were duly adopted in accordance with the provisions of Section 241(b) of the General Corporation Law of the State of Delaware and that the capital of said corporation shall not be reduced under or by reason of said amendments:

Article FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

This corporation shall have the authority to issue two (2) classes of capital stock the total of which shall be 55,000,000 shares. The classification and par value of 50,000,000 shares shall be common voting stock having a par value of $.001 per share, and each share shall be entitled to the same dividend, liquidation, and voting rights; the classification and par value of 5,000,000 shares shall be preferred stock having a par value of $.001 per share. Said preferred stock may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations or restrictions thereof as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued without further approval of the shareholders.”

Article FIFTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors. The number of directors which shall constitute the whole board of directors shall be fixed by, or in the manner provided in, the by-laws. The phrase “whole board” and the phrase “total number of directors” shall be deemed to have the same meanings to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other by-laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the Delaware General Corporation Law, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the by-laws of the Corporation may be exercised by the board of directors of the Corporation subject to the reserved power of the stockholders to make, alter and repeal any by-laws adopted by the board of directors; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the Delaware General Corporation Law shall be set forth in an initial by-law or in a by-law adopted by the stockholders of the Corporation entitled to vote.

3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) to Section 242 of the Delaware General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

4. With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the board of directors shall have the authority to dispose, in any manner, of the whole property of the Corporation.

5. The by-laws shall determine whether and to what extent the accounts and books of the Corporation, or any of them, shall be open to inspection by the stockholders; and no stockholder shall have any right or inspect any account or book or document of the Corporation, except as conferred by law or by by-laws or by resolution of the stockholders.

6. The stockholders and directors shall have the power to hold their meeting and to keep the books, documents and papers of the Corporation outside the State of Delaware at such places as may be from time to time designated by the by-laws or by resolution of the stockholders or directors, except as otherwise required by the Delaware General Corporation Law.

7. Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.”

A new Article NINTH to the Certificate of Incorporation is hereby adopted to read as follows:

“Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement of the Corporation as consequence and to any reorganization of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.”

A new Article TENTH to the Certificate of Incorporation is hereby adopted to read as follows:

“The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.”

A new Article ELEVENTH to the Certificate of Incorporation is hereby adopted to read as follows:

“The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.”

A new Article TWELFTH to the Certificate of Incorporation is hereby adopted to read as follows:

“The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by its sole incorporator thereunto duly authorized as of this 28th day of February, 2000.

DELAWARE CORPORATIONS LLC

By:
Robin G. Brooks, Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/24/1999
991401501 – 3101681

CERTIFICATE OF INCORPORATION

OF

VerticalBuyer, Inc.

FIRST: The name of the corporation is VerticalBuyer, Inc.

SECOND: The registered office of the corporation in the State of Delaware is located at 800 Delaware Avenue, City of Wilmington, New Castle County, 19801. The registered agent of the corporation at that address is Delaware Corporations Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock having a par value of $0.01 per share.

FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the bylaws.

SEVENTH: The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

EIGHTH: The incorporator is Delaware Corporations Inc., whose mailing address is 800 Delaware Ave., P.O. Box 8702, Wilmington, DE 19899.

THE UNDERSIGNED, being the sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, does certify that the facts herein stated are true, and has caused this Certificate of Incorporation to be duly executed by an authorized officer this 24th day of September, 1999.

DELAWARE CORPORATIONS INC.,
Sole Incorporator

By:
Robin G. Brooks, Vice President

VERTICALBUYER, INC.

A Delaware Corporation

BY-LAWS

ARTICLE I

Principal Executive Office

The principal executive office of VerticalBuyer, Inc. (the “Corporation”) shall be at 40 Linnell Circle, Billerica, Massachusetts 01821. The Corporation may also have offices at such other places within or without the State of Delaware as the board of directors shall from time to time determine.

ARTICLE II

Stockholders

SECTION 1. Place of Meetings. All annual and special meetings of the stockholders shall be held at the principal executive office or at such other place within or without the State of Delaware as the board of directors may determine and as designated in the notice of such meeting.

SECTION 2. Annual Meeting. A meeting of the stockholders for the election of directors and for the transaction of any other business shall be held annually at such date and time as the board of directors may determine.

SECTION 3. Special Meetings. Special meeting of the stockholders for any purpose or purposes may be called at any time by the board of directors, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in these by-laws, include the power and authority to call such meetings, or by stockholders owning at least twenty-five percent (25%) of the entire voting power of the corporation’s capital stock but such special meetings may not be called by any other person or persons.

SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with these by-laws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer shall preside at such meetings.

SECTION 5. Notice of Meeting. Written notice stating the place, day and time of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than fifty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records as of the record date prescribed in Section 6, with postage thereon prepaid. If a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders’ meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any stockholders’ meeting, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days, and in case of a stockholders’ meeting, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

When a determination of stockholders entitled to vote at any stockholders’ meeting has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares shall make, at least ten days before each stockholders’ meeting, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal executive office, whether within or outside the State of Delaware, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to the stockholders entitled to examine such record or transfer books or to vote at any stockholders’ meeting.

SECTION 8. Quorum. One-fourth of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a stockholders’ meeting. If less than one-fourth of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 9. Proxies. At all stockholders’ meetings, a stockholder may vote by proxy executed in writing by such stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by such stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

SECTION 10. Voting. At each election for directors every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held. Unless otherwise provided by the certificate of incorporation, by statute, or by these by-laws, a majority of votes of the shares present in person or by proxy at a lawful meeting and entitled to vote on the election of directors shall be sufficient to pass on a transaction or matter, except in the election of directors, which election shall be determined by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

SECTION 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any stockholders’ meeting any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock without the direction of such a majority.

SECTION 12. Voting of Shares by Certain Holders. Shares of capital stock standing in the name of another corporation may be voted by any officer, agent or proxy as these by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares at any stockholders’ meeting until such shares have been transferred into the name of the pledgee and thereafter such pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any stockholders’ meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 13. Inspectors of Election. In advance of any stockholders’ meeting, the chairman of the board or the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board of directors may make an appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment in advance of the meeting or at the meeting by the chairman of the board of directors or the president of the Corporation.

Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 14. Nominating Committee. The board of directors or a committee appointed by the board of directors shall act as nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary in accordance with the provisions of the Corporation’s certificate of incorporation.

SECTION 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary in accordance with the provisions of the Corporation’s certificate of incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation’s certificate of incorporation.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of the board of directors. The chairman shall preside at all meetings of the board of directors.

SECTION 2. Number, Term and Election. The number of directors shall be such number, not less than one nor more than seven (exclusive of directors, if any, to be elected by holders of preferred stock), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual stockholders’ meeting at which the term of the class to which the director has been chosen expires and when the director’s successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section 3 of this Article III.

SECTION 3. Regular Meetings. A regular meeting of the board of directors shall be held at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

SECTION 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer or one-third of the directors. The person calling the special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of the directors may participate in special meetings by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

SECTION 5. Notice. Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these by-laws, the certificate of incorporation, or the General Corporation Law of the state of Delaware.

SECTION 8. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

SECTION 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office addressed to the chairman. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman.

SECTION 10. Vacancies. Any vacancy occurring on the board of directors shall be filled in accordance with the provisions of the Corporation’s certificate of incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office or by election at an annual meeting or at a special meeting of the stockholders held for that purpose. The term of such director shall be in accordance with the provisions of the Corporation’s certificate of incorporation.

SECTION 11. Removal of Directors. Any director or the entire board of directors may be removed only in accordance with the provisions of the Corporation’s certificate of incorporation.

SECTION 12. Compensation. Directors, as such, may receive compensation for service on the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

SECTION 13. Age Limitation. No person 72 years or more of age shall be eligible for election, reelection, appointment or reappointment to the board. No director shall serve as such beyond the annual meeting immediately following the director becoming 72 years of age. This age limitation does not apply to an advisory director.

ARTICLE IV

Committees of the Board of Directors

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors appointed by the chairman. The chairman may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

The chairman shall have power at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

ARTICLE V

Officers

SECTION 1. Positions. The officers shall be a chairman, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2. Election and Term of Office. The officers shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified, until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director.

ARTICLE VI

Contracts, Loans, Checks and Deposits

SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation’s certificate of incorporation or these by-laws with respect to certificates for shares, the board of directors or the executive committee may authorize any officer, employee, or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf. Such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name shall be signed by one or more officers, employees or agents in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

SECTION 4. Deposits. All funds not otherwise employed shall be deposited from time to time to the credit in any of its duly authorized depositories as the board of directors may select.

ARTICLE VII

Certificates for Shares and Their Transfer

SECTION 1. Certificates for Shares. The shares of capital stock shall be represented by certificates signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary, and may be sealed with the seal or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 2. Form of Share Certificates. All certificates representing shares of capital stock shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Delaware; the name of the person to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

SECTION 3. Payment for Shares. No certificate shall be issued for any share of capital stock until such share is fully paid.

SECTION 4. Form of Payment for Shares. The consideration for the issuance of shares of capital stock shall be paid in accordance with the provisions of the certificate of incorporation.

SECTION 5. Transfer of Shares. Transfer of shares of capital stock shall be made only on the stock transfer books of the Corporation. Authority for such transfer shall be given only to the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 6. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

ARTICLE VIII

Fiscal Year; Annual Audit

The fiscal year shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

ARTICLE IX

Dividends

Dividends upon the capital stock, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special directors’ meeting, pursuant to law. Dividends may be paid in cash, in property or in stock.

ARTICLE X

Corporation Seal

The corporate seal shall be in such form as the board of directors shall prescribe.

ARTICLE XI

Amendments

Pursuant to the certificate of incorporation, these by-laws may be repealed, altered, amended or rescinded by the stockholders only by vote of not less than three-quarters of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a stockholders’ meeting called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting) . In addition, the board of directors may repeal, alter, amend or rescind these by-laws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these by-laws.

ARTICLE XII

Indemnification of Directors and Officers

1.	INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was lawful.

2.	DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation’s favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

3.	SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

4.	AUTHORIZATION. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (c) by the stockholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

5.	ADVANCES. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

6.	NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

7.	INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

8.	“CORPORATION” DEFINED. For purpose of this action, references to the “corporation” shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

Schedule 4.2.2

Charter and Bylaws of the Company as of Closing

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

COMPUTER SOFTWARE INNOVATIONS, INC.

(Pursuant to Sections 242 and 245 of Title 8,

Chapter 1 of the Delaware Code of 1974, as amended)

The Corporation was formerly known as VerticalBuyer, Inc. and was initially incorporated on September 24, 1999.

FIRST. Name. The name of the Corporation is Computer Software Innovations, Inc.

SECOND. Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended from time to time, (the “DGCL”) and to possess and exercise all of the powers and privileges granted by such law and other laws of Delaware.

FOURTH. Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is Fifty Five Million (55,000,000) shares. The authorized capital stock is divided into Forty Million (40,000,000) shares of common stock, $.001 par value (the “Common Stock”) and Fifteen Million (15,000,000) shares of preferred stock, $.001 par value (the “Preferred Stock”). Stockholders shall not have preemptive rights to acquire additional shares of stock of any class which the Corporation may elect to issue or sell.

(a) Common Stock. Subject to all of the rights of the holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article FOURTH or provided for by the DGCL, each holder of Common Stock shall have one vote per share of Common Stock held by such holder on all matters on which holders of Common Stock are entitled to vote and shall have the right to receive notice of and to vote at all meetings of the stockholders of the Corporation. The holders of Common Stock shall have the right to receive dividends as and if declared by the Board of Directors in its sole discretion, subject to any limitations on the declaring of dividends imposed by the DGCL or the rights of holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article FOURTH.

(b) Preferred Stock. Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by the DGCL, to authorize the issuance of one or more classes of Preferred Stock and, with respect to each such class, to fix by resolution or resolutions providing for the issue of such class, the voting powers, full or limited, if any, of the shares of such class, the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class thereof shall include, but not be limited to, the determination or fixing of the following:

(i) the designation of such class;

(ii) the number of shares to compose such class, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular class) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding);

(iii) the dividend rate of such class, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

(iv) whether the shares of such class shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(v) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class;

(vi) whether the shares of such class shall be convertible into or exchangeable for shares of any other class or classes of any capital stock or any other securities of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vii) the extent, if any, to which the holders of shares of such class shall be entitled to vote with respect to the election of directors or otherwise;

(viii) the restrictions, if any, on the issuance or reissuance of any additional Preferred Stock;

(ix) the rights of the holders of the shares of such class upon the dissolution of, voluntary or involuntary liquidation, winding up or the distribution of assets of the Corporation; and

(x) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class.

(c) Subject to all of the rights of the holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article FOURTH or by the DGCL, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Corporation of rights, options and warrants for the purchase of shares of capital stock of the Corporation, other securities of the

Corporation or shares or other securities of any successor in interest of the Corporation (a “Successor”), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any shares of capital stock of the Corporation, other securities of the Corporation or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may from time to time determine, subject only to the restrictions, limitations, conditions and requirements imposed by the DGCL, other applicable laws and this Certificate.

FIFTH. Term. The Corporation is to have perpetual existence.

SIXTH. Management of the Affairs of the Corporation.

(a) The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate or by the Amended and Restated Bylaws of the Corporation (the “Bylaws”).

(b) The following provisions are inserted for the limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(i) The Board of Directors shall have the power to make, alter, amend, change or repeal the Bylaws by the affirmative vote of a majority of the members of the Board of Directors then in office. In addition, the Bylaws may be made, altered, amended, changed or repealed by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66 2/3% of the outstanding capital stock entitled to vote thereon.

(ii) The number of directors of the Corporation shall be not less than three nor more than nine, the exact number within said limits to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

(iii) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

SEVENTH. Limitation on Liability. No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

If the DGCL or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article SEVENTH.

Any repeal of or amendment to this Article SEVENTH shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

EIGHTH. Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.

NINTH. Corporate Records. The books of the Corporation may be kept (subject to any provision contained in applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws.

TENTH. Right to Amend. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate and in any certificate amendatory hereof, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders or others hereunder or thereunder are granted subject to this reservation. Notwithstanding the foregoing, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Common Stock shall be required to amend or repeal, or adopt any provision inconsistent with, this Article TENTH of this Certificate.

ELEVENTH. Indemnification.

(a) The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

(b) Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article ELEVENTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

(c) The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the corporation.

(d) The indemnification rights provided in this Article ELEVENTH (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article ELEVENTH.

TWELFTH. When the amendments herein certified become effective, the aggregate value of capital represented by all issued shares immediately after the amendment will not be less than the aggregate value of capital represented by all issued shares immediately before the amendment and, therefore, the capital of the Corporation will not be reduced under or by reason of the amendments.

THIRTEENTH. This Amendment to the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and the Shareholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The Shareholders approval and adoption of this Amendment to the Certificate of Incorporation was adopted by a written consent of the majority shareholder in accordance with Section 228 of the General Laws of the State of Delaware.

This Certificate shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate to be signed by its President and Chief Executive Officer and attested to by its Secretary this 10th day of February, 2005.

COMPUTER SOFTWARE INNOVATIONS, INC.
(F/K/A VERTICALBUYER, INC.)

		By:	/s/ Nancy K. Hedrick
		Its:	President and Chief Executive Officer

Attested:

By:	/s/ Beverly N. Hawkins
Its:	Secretary

AMENDED AND RESTATED BYLAWS

OF COMPUTER SOFTWARE INNOVATIONS, INC.,

a Delaware corporation

ARTICLE I

OFFICES

Section 1.1 Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 Annual Meeting. A meeting of stockholders shall be held in each year for the election of directors at such time and place as the Board of Directors shall determine. Any other proper business, notice of which was given in the notice of the meeting or in a duly executed waiver of notice thereof, may be transacted at the annual meeting. Elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

Section 2.3 Notice of Annual Meetings. Unless otherwise provided by law, written notice of the annual meeting of stockholders, stating the time, place and date thereof shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.

Section 2.4 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 2.5 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the Chief Executive Officer or the President. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 2.6 Notice of Special Meetings. Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place, date and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting.

Section 2.7 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting except as provided in Section 4.2, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.8 Organization. The Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, any Vice President, shall preside at meetings of the stockholders. The Secretary of the Corporation shall act as Secretary, but in the absence of the Secretary the presiding officer shall appoint a Secretary.

Section 2.9 Stockholder Nominations and Proposals. (a) No proposal for a stockholder vote (a “Stockholder Proposal”) shall be submitted to the stockholders of the Corporation unless the stockholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Corporation’s books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all information material thereto; (v) a description of all arrangements or understandings between the Proponent and any other Persons (including the names of such other Persons) in connection with the Stockholder Proposal and any material interest of the Proponent or such Persons in such Stockholder Proposal and (vi) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders to consider the Stockholder Proposal. Upon receipt of the Stockholder Proposal and prior to the stockholders’ meeting at which such Stockholder Proposal will be considered, if the Board of Directors or a designated committee or the officer who will preside at the meeting of the stockholders determines that the information provided in a Stockholder Proposal does not satisfy the requirements of this Section 2.9 or is otherwise not in accordance with applicable law, the Secretary of the Corporation shall promptly notify the Proponent of the deficiency in the notice. Such Proponent shall have the opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Proponent, determined by the Board of Directors, such committee or such officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Section 2.9 or is otherwise not in accordance with applicable law, then such Stockholder Proposal shall not be presented for action at the stockholders’ meeting in question.

(b) Only persons who are selected and recommended by the Board of Directors or the nominating committee thereof, or who are nominated by the stockholders in accordance with the procedures set forth in this Section 2.9, shall be eligible for election or qualified to serve as directors. Nominations of individuals for election to the Board of Directors at any annual meeting or special meeting of the stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.9 except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations by stockholders shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated (A) the name, date of birth, business address and residence address of such nominee; (B) the business experience during the past five years of such nominee, including his or her principal occupations or employment during such period, the name and principal business of any Corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and the level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any Corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state, or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to the evaluation of the ability or integrity of the nominee; and (F) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the person submitting the Nomination Notice and any Person acting in concert with such Person, (w) the name and business address of such person and Persons, (x) the name and business address of such person and Persons as they appear on the books of the Corporation (if they so appear); (y) the class and number of shares of the Corporation which are beneficially owned by such person and Persons, and (z) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by these By-laws, he shall so declare to the meeting and the defective nomination shall be disregarded.

(c) Nomination Notices and Stockholder Proposals must be delivered to the Secretary at the principal executive office of the Corporation or mailed and received at the principal executive offices of the Corporation (a) in the case of any annual meeting, not less than 45 days nor more than 60 days prior to the anniversary date of the mailing of the proxy materials and/or notice for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Section 2.10 Action by Stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of these By-laws, applicable law, or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.11 Voting; Proxies. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock which has been transferred on the books of the Corporation within twenty days preceding an election of directors shall be voted on at such election of directors.

Section 2.12 Action by Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by law, to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner indicated above. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Number, Qualifications and Removal. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of Directors which shall constitute the whole Board shall not be less than three nor more than nine, the exact number within said limits to be fixed from time to time solely by resolution of the Board, acting by the vote of not less than a majority of the directors then in office, provided that no resolution decreasing the number of directors shall have the effect of shortening the term of any incumbent director and provided that the number of directors shall not be increased by fifty percent (50%) or more in any twelve-month period without the approval by at least 66 2/3% of the members of the Board of Directors then in office. Subject to the rights, if any, of holders of Preferred Stock of the Corporation, the retirement age of and other restrictions and qualifications for directors constituting the Board of Directors shall be as authorized from time to time exclusively by a majority vote of the members of the Board of Directors then in office. Except as provided in Section 3.2 of this Article, directors shall be elected by a plurality of the votes cast at meetings of stockholders, and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, removal or resignation. None of the directors need be stockholders of the Corporation. A director may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the total votes which would be eligible to be cast by stockholders in the election of such director.

Section 3.2 Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The term of a director elected to fill a newly created directorship or other vacancy shall continue until the next annual meeting and until their successors are elected and have qualified.

Section 3.3 Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 3.4 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5 Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.6 Notice of Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary on two days notice to each director, either personally or by mail, telephone or telegram; special meetings shall be called in like manner and on like notice on the written request of at least two directors.

Section 3.7 Quorum; Voting. At all meetings of the Board, a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8 Written Action. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.9 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate such committees as the Board of Directors deems appropriate, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, declaring a dividend, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; unless the resolution expressly so provides, no such committee shall have the power or authority to authorize the issuance of stock or adopt a certificate of ownership pursuant to Section 253 of the General Corporation Law of the State of Delaware.

Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it and report the same to the Board of Directors when required.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested by the Board of Directors.

Section 3.10 Compensation Committee. The Board of Directors may by resolution passed by a majority of the whole Board, designate a Compensation Committee, to which the Board shall delegate the authority to fix the compensation of the directors and the executive officers of the Corporation. The members of the Compensation Committee shall be independent pursuant to criteria set forth in the Board resolutions or charter creating such committee.

Section 3.11 Audit Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Audit Committee, which shall have duty to recommend to the Board of Directors or itself approve the accounting firm to be selected by the Board, or to be recommended by it for stockholder approval, as independent auditor of the Corporation and to act on behalf of the Board in meeting and reviewing with the independent auditors, the chief internal auditor and the appropriate corporate officers, matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor. The committee shall review the results of such audits with the respective auditing agency and shall promptly report to the Board of Directors. The committee shall additionally submit to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting, and operation controls and safeguards. The members of the Audit Committee shall be independent pursuant to criteria set forth in the Board resolutions or charter creating such committee and as determined in accordance with all applicable laws and stock exchange listing requirements.

Section 3.12 Nominating Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate a Nominating Committee, to which the Board shall delegate the authority for the evaluation and recommendation of persons for election or appointment to the Board of Directors.

Section 3.13 Participation In Meeting By Telephone. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV

NOTICES

Section 4.1 Generally. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or telephone.

Section 4.2 Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.3 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or by these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE V

OFFICERS

Section 5.1 Generally. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, Chief Executive Officer, President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice-Presidents (which may include Senior Vice-Presidents and Executive Vice-Presidents), one or more Assistant Secretaries and Assistant Treasurers and such other officers or agents as the Board of Directors may from time to time deem necessary or advisable in the conduct of the business and affairs of the Corporation. Any number of offices may be held by the same person and any office may be shared by more than one person unless the Certificate of Incorporation or these By-laws otherwise provide.

Section 5.2 Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation, other than the Chief Executive Officer, to an officer of the Corporation.

Section 5.3 Succession. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.4 Authorities and Duties. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1 Certificates. Every owner of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board or Chief Executive Officer, or President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 6.2 Transfer Agents; Registrars. Where a certificate is signed (l) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman or Vice-Chairman of the Board of Directors, Chief Executive Officer, President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 6.3 Lost, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, or mutilated upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed or mutilated. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or mutilated certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or mutilated upon the issuance of such new certificate.

Section 6.4 Transfers of Stock. (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transactions upon its books, unless the Corporation has a duty to inquire as to adverse claims with respect to such transfer and such duty has not been discharged. The Corporation shall have no duty to inquire into adverse claims with respect to such transfer unless (i) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (ii) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, By-laws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

(b) The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (i) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (ii) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

Section 6.5 Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

(b) If no record date is fixed:

(1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.6 Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 7.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

Section 7.5 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 7.6 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments. These By-laws may be altered or repealed or new By-laws may be adopted, either by the Board of Directors or by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66 2/3% of the outstanding capital stock entitled to vote thereon.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Right of Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

(b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Sections 9.1(a) or 9.1(b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under sections 9.1(a) or 9.1(b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or

(ii) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or

(iii) By the stockholders.

Section 9.2 Undertakings for Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 9.3 Claims. If a claim for indemnification or payment of expenses under this Article IX is not paid with 60 days after a written claim therefore is received by the Corporation, the claimant may recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting the claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 9.4 Relationship to Other Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 9.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 9.6 Continuation of Rights. The indemnification and advancement of expenses provided by or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of any such person.

Section 9.7 Amendments. All rights to indemnification under this by-law shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this by-law is in effect. No amendment or repeal of this bylaw or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any director, officer, employee or agent of the Corporation any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this by-law with respect to any costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement which arise out of any action, suit or proceeding based in whole or in substantial part on any act or failure to act, actual or alleged, which takes place while or before this by-law is in effect. The provision of this section shall apply to any such action, suit or proceeding whenever commenced, including such action, suit or proceeding commenced after any amendment or repeal of this by-law.

Section 9.8 Severability. In the event that any of the provisions of this Article IX (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise enforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

Schedule 4.3

Capitalization

4.3.2 Options, etc.

(a)	Company (VerticalBuyer, Inc.): None.

(b)	CSI: options for the purchase of 2,266 CSI shares which will be assumed by the Company post-Merger and be convertible into the right to purchase 268,343 shares of Company Common Stock.

Schedule 4.5

No Conflict, Required Filings and Consents

Reseller Agreement between Computer Software Innovations, Inc. and Promethean Inc. dated November 5, 2003 which authorizes CSI to sell Promethean products and provide installation services and training on such products. The effective date of the contract was November 5, 2003 and the contract continues until November 4, 2006; however, the term is renewable by the parties for an additional one year term. Section 12.1(c) of the contract gives Promethean the right to terminate the contract upon ninety (90) days notice in the event of a change of control of CSI. Change of control is defined in the agreement to include the sale or other disposition of substantially all of the assets of CSI or the consummation of a reorganization, merger or consolidation of CSI. CSI has not received a waiver of this termination provision from Promethean Inc., but anticipates that it will prior to closing.

Schedule 4.8

List of Brokers

BROKER FOR VERTICALBUYER (assumed from CSI in Merger):

The Geneva Companies, Inc.

13535 Feather Sound Drive, Suite 440

Clearwater, Florida 33762

$412,785

BROKER FOR BARRON PARTNERS:

Liberty Company, LLC

1660 International Drive, Suite 400

McLean, Virginia 22102

$275,000

Schedule 4.13

Material Adverse Effect

None.

Exhibit A

Form of Certificate of Designation of Preferences, Rights and Limitations

COMPUTER SOFTWARE INNOVATIONS, INC.

(A DELAWARE CORPORATION FORMERLY KNOWN AS VERTICALBUYER, INC.)

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

The undersigned, Nancy K. Hedrick and Beverly Hawkins, do hereby certify that:

1. They are the President and Secretary, respectively, of Computer Software Innovations, Inc., a Delaware corporation formerly known as VerticalBuyer, Inc. (the “Corporation”).

2. The Corporation is authorized to issue 15,000,000 shares of preferred stock, none of which have been previously issued.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 15,000,000 shares, $.001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 7,217,736 shares of the preferred stock which the corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF SERIES A PREFERRED STOCK

Section 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement (as defined below) shall have the meanings given such terms in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Investor’s obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the Series A Preferred Stock and Warrants have been satisfied or waived, including the satisfaction of all provisions of the Escrow Agreement entered into pursuant to the terms of the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, $.001 par value per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Ratio” shall have the meaning set forth in Section 6(a).

“Conversion Value” shall have the meaning set forth in Section 6(a).

“Conversion Shares” means, collectively, the shares of Common Stock into which the shares of Series A Preferred Stock are convertible in accordance with the terms hereof.

“Conversion Shares Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Conversion Shares by the Holder, who shall be named as a “selling stockholder” thereunder, all as provided in the Registration Rights Agreement.

“Dilutive Issuance” shall have the meaning set forth in Section 7(b) hereof.

“Effective Date” means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, and of any convertible securities, options or warrants issued and outstanding on the date of this Certificate of Designation, provided that such securities have not been amended since the date of this Certificate of Designation to increase the number of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Fundamental Transaction” shall have the meaning set forth in Section 7(f)(iii) hereof.

“Holder” shall have the meaning given such term in Section 2 hereof.

“Junior Securities” means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are explicitly senior in rights or liquidation preference to the Series A Preferred Stock.

“Original Issue Date” shall mean the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock.

“Person” means a corporation, an association, a partnership, a limited liability company, a business association, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Preferred Stock Purchase Agreement, dated as of February 10, 2005, to which the Corporation and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms, a copy of which is on file at the principal offices of the Corporation.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, to which the Corporation and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” shall have the meaning set forth in Section 2.

“Subscription Amount” shall mean the Five Million Forty-two Thousand Two Hundred Fifty Dollars ($5,042,250.00) to be paid for the Series A Preferred Stock purchased pursuant to the Purchase Agreement, in United States Dollars and in immediately available funds.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. EST to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Purchasers holding a majority of the principal amount of Series A Preferred Stock then outstanding.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Corporation’s Series A Convertible Preferred Stock (the “Series A Preferred Stock” or “Preferred Stock”) and the number of shares so designated shall not be subject to increase without the consent of all of the holders of the Series A Preferred Stock (each a “Holder” and collectively, the “Holders”). Each share of Series A Preferred Stock shall have a par value of $.001 per share. Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 1 hereof.

Section 3. Dividends and Other Distributions. No dividends shall be payable with respect to the Series A Preferred Stock. No dividends shall be payable with respect to the Common Stock while the Series A Preferred Stock is outstanding. The Common Stock shall not be redeemed while the Series A Preferred Stock is outstanding.

Section 4. Voting Rights. The Series A Preferred Stock shall have no voting rights. However, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative approval of the Holders of the shares of the Series A Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with the Series A Preferred Stock, or any class of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to $0.6986 (the “Liquidation Value”) before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 70 days prior to the payment date stated therein, to each record Holder.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Series A Preferred Stock shall be initially convertible, subject to the limitations set forth in Section 6(c), into one (1) share of Common Stock (as adjusted as provided below, the “Conversion Ratio”) at the option of the Holder, at any time and from time to time from and after the Original Issue Date. A Holder shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”) as fully and originally executed by the Holder, together with the delivery by the Holder to the Corporation of the stock certificate(s) representing the number of shares of Series A Preferred Stock so converted, with such stock certificates being duly endorsed in full for transfer to the Corporation or with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock. Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Series A Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion and the applicable stock certificates to the Corporation by overnight delivery service (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the Trading Day immediately following the date that such Notice of Conversion and applicable stock certificates are received by the Corporation. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and may not be reissued. The initial value of the Series A Preferred Stock on the Conversion Date shall be equal to $0.6986 per share (as adjusted pursuant to Section 7 or otherwise as provided herein, the “Conversion Value”). If the initial Conversion Value is adjusted pursuant to Section 7 or as otherwise provided herein, the Conversion Ratio shall likewise be adjusted and the new Conversion Ratio shall equal the Liquidation Value divided by the new Conversion Value. Thereafter, subject to any further adjustments in the Conversion Value, each share of Series A Preferred Stock shall be convertible into that number of shares of Common Stock equal to the new Conversion Ratio.

b) Automatic Conversion.

(i) All of the outstanding shares of Series A Preferred Stock shall be automatically converted into the Conversion Shares upon the close of business on the business day immediately preceding the date fixed for consummation of any transaction resulting in a Change of Control of the Corporation (an “Automatic Conversion Event”). A “Change in Control” means a consolidation or merger of the Corporation with or into another company or entity in which the Corporation is not the surviving entity or the sale of all or substantially all of the assets of the Corporation to another company or entity not controlled by the then existing stockholders of the Corporation in a transaction or series of transactions. The Corporation shall provide the Holder or holders of the Series A

Preferred Stock with at least seventy (70) days prior written notice before the closing of any Automatic Conversion Event, which notice the holder may waive. The Corporation shall not be obligated to issue certificates evidencing the Conversion Shares unless certificates evidencing all of the shares of Series A Preferred Stock so converted are either delivered to the Corporation or its transfer agent or the holder notifies the Corporation or its transfer agent in writing that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the conversion of the Series A Preferred Stock pursuant to this Section 6(b)(i), the Company shall promptly send written notice thereof, by hand delivery or by overnight delivery, to the holder of record of all of the Series A Preferred Stock at its address then shown on the records of the Corporation, which notice shall state that certificates evidencing shares of Series A Preferred Stock must be surrendered at the office of the Corporation (or of its transfer agent for the Common Stock, if applicable).

c) Beneficial Ownership Limitation. Except as provided in Section 6(b) above, the Corporation shall not effect any conversion of the Series A Preferred Stock, and the Holder shall not have the right to convert any portion of the Series A Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by the Holder or any of its affiliates, so long as such shares of Series A Preferred Stock are not convertible within sixty (60) days from the date of such determination, and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates, so long as such other securities of the Corporation are not exercisable nor convertible within sixty (60) days from the date of such determination. For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation’s most recent quarterly reports, Form 10-Q, Form 10-QSB, Annual Reports, Form 10-K, or Form 10-KSB, as the case may be, as filed with the Commission under the Exchange Act (B) a more recent public announcement by the Corporation or (C) any other written notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Corporation shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was publicly reported by the Corporation. The provisions of this Section 6(c) may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Corporation, and the provisions of this Section 6(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

d) Mechanics of Conversion

i. Delivery of Certificate Upon Conversion. Except as otherwise set forth herein, not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver to the Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). After the Effective Date, the Corporation shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series A Preferred Stock tendered for conversion.

ii. Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligations to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares. In the event a Holder shall elect to convert any or all of its Series A Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series A Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Holder in the amount of 150% of the Conversion Value of Series A Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(i) within two Trading Days of the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Conversion Value of Series A Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after three (3) Trading Days and increasing to $200 per Trading Day six (6) Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

iii. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(i) by a Share Delivery Date, and if after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof.

iv. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Conversion Shares Registration Statement.

v. Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock.

vi. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Series A Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series A Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series A Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the

Corporation, then the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. The Corporation or any Subsidiary thereof, as applicable, at any time while Series A Preferred Stock is outstanding, shall not offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share less than the then Conversion Value (“Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Value, such issuance shall be deemed to have occurred for less than the Conversion Value).

c) Subsequent Rights Offerings. The Corporation, at any time while the Series A Preferred Stock is outstanding, shall not issue rights, options or warrants to holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Value.

d) Pro Rata Distributions. If the Corporation, at any time while Series A Preferred Stock is outstanding, shall distribute to holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Value shall be determined by multiplying such Conversion Value in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Calculations. All calculations under this Section 7 shall be made to the nearest 1/10,000 of a dollar or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares of Common Stock shall be considered an issue or sale of Common Stock. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

f) Notice to Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Value is adjusted pursuant to any of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Value after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Corporation issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement), or the lowest possible adjustment price in the case of an MFN Transaction (as defined in the Purchase Agreement).

Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 70 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Any and all Conversion Shares issued or issuable upon conversion shall be entitled to share in such transaction notwithstanding the record date of such transaction so long as the Holders of the Series A Preferred Stock elect to convert their shares of Series A Preferred Stock into Conversion Shares prior to the expiration of such 70-day notice period.

ii. Exempt Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 7 in respect of an Exempt Issuance.

iii. Fundamental Transaction. If, at any time while this Series A Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Series A Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designations with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder’s right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section (f)(iii) and insuring that this Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address provided in the Purchase Agreement, facsimile number (864) 442-0647, Attn: Nancy K. Hedrick or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series A Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Series A Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

d) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 11th day of February, 2005.

/s/ Nancy K. Hedrick		/s/ Beverly Hawkins
Name:	Nancy K. Hedrick	Name:	Beverly Hawkins
Title:	President and Chief Executive Officer	Title:	Secretary

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES

OF SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of common stock, par value $.001 per share (the “Common Stock”), of Vertical Buyer, Inc. (to be known as Computer Software Innovations, Inc.), a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series A Preferred Stock owned beneficially prior to Conversion:

Number of shares of Series A Preferred Stock to be Converted:

Value of shares of Series A Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Certificate Number of Series A Preferred Stock attached hereto:

Number of Shares of Series A Preferred Stock represented by attached certificate:

Number of shares of Series A Preferred Stock subsequent to Conversion:

[HOLDER]

By:
Name:
Title:

Exhibit B

Registration Rights Agreement

EXECUTION ORIGINAL

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the 10th day of February, 2005 between Computer Software Innovations, Inc., a corporation organized and existing under the laws of the State of Delaware and formerly known as VerticalBuyer, Inc. (the “Company”), and Barron Partners LP, a Delaware limited partnership (hereinafter referred to as the “Investor”).

PRELIMINARY STATEMENT

WHEREAS, pursuant to the Preferred Stock Purchase Agreement, of even date herewith, by and among the Company and the Investor (the “Preferred Stock Purchase Agreement”), as part of the consideration, Investor shall receive Preferred Stock and Warrants, which upon conversion and exercise, in accordance with the terms of the Preferred Stock Purchase Agreement and Warrants, entitle the Investor to receive Shares of Common Stock of the Company; and

WHEREAS, the ability of the Investor to sell its Shares is subject to certain restrictions under the 1933 Act; and

WHEREAS, as a condition to the Preferred Stock Purchase Agreement, the Company has agreed to provide the Investor with a mechanism that will permit the Investor, subject to a market stand-off agreement, to sell its Shares in the future.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER

1.1 Incorporation by Reference. The foregoing recitals and the Exhibits attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the subject matter of this Agreement, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

1.3 Definitions: Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Preferred Stock Purchase Agreement.

ARTICLE II

DEMAND REGISTRATION RIGHTS

2.1 “Registrable Securities” means and includes the Shares underlying the Preferred Stock and the Warrants issued pursuant to the Preferred Stock Purchase Agreement and the Warrants. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (a) they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, (b) they are or may be freely traded without registration pursuant to Rule 144 under the 1933 Act (or any similar provisions that are then in effect), or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company and the Company shall not have “stop transfer” instructions against them. “Shares” shall mean, collectively, the shares of Common Stock of the Company issuable upon conversion of the Preferred Stock and those shares of Common Stock of the Company issuable to the Investor upon exercise of the Warrants.

2.2 Registration of Registrable Securities. The Company shall prepare and file within forty-five (45) days following the date hereof (the “Filing Date”) a registration statement (the “Registration Statement”) covering the resale of the Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC on the earlier of (i) 120 days following the Closing Date with respect to the Registration Statement, (ii) ten (10) days following the receipt of a “No Review” or similar letter from the SEC or (iii) the first business day following the day the SEC determines the Registration Statement eligible to be declared effective (the “Required Effectiveness Date”). Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company hereunder. As a result, should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the holders of the Preferred Stock and Warrants issued to the Investor pursuant to the Preferred Stock Purchase Agreement, the Company shall be required to promptly file a separate registration statement (utilizing Rule 462 promulgated under the Exchange Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to any such separate registration statement as if it were an amendment to the Registration Statement.

2.3 Demand Registration. Subject to the limitations of Section 2.2, at any time, the Investor may request the registration, once and only once, under the 1933 Act of all or part of the Registrable Shares then outstanding (a “Demand Registration”). Subject to the conditions of Section 3, the Company shall use its best efforts to file such registration statement under the 1933 Act as promptly as practicable after the date any such request is received by the Company and to cause such registration statement to be declared effective. The Company shall notify the Investor promptly when any such registration statement has been declared effective. If more than eighty percent (80%) of the Shares issuable under the Preferred Stock Purchase Agreement have been registered or sold, this provision shall expire.

2.4 Registration Statement Form. Registrations under Section 2.2 and Section 2.3 shall be on the appropriate registration form of the SEC as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Registration Statement; provided, however, such intended method of disposition shall not include an underwritten offering of the Registrable Securities.

2.5 Expenses. The Company will pay all Registration Expenses in connection with any registration required under Section 2.2 and Section 2.3 herein. “Registration Expenses” means all expenses incident to the Company’s performance or compliance with this Article 2 (excluding Section 2.8), including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or Blue Sky laws (including reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities), rating agencies fees, all printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all fees and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities (if applicable), the fees and disbursements of counsel for the Company and its independent public accountants, including the expenses of any special auditors required by or incident to such performance and compliance, and the reasonable fees and expenses of one counsel for the holders of the Registrable Securities, but excluding all underwriting discounts and commissions and transfer taxes, if any, and documentary stamp taxes, if any, relating to the sale and disposition of a Holder’s Shares pursuant to the Registration Statement.

2.6 Effective Registration Statement. A registration requested pursuant to Section 2.2 and Section 2.3 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective within the time period specified herein, provided that a registration which does not become effective after the Company filed a registration statement (or amendment thereto) with respect thereto solely by reason of the refusal to proceed of any holder of Registrable Securities (other than a refusal to proceed based upon the advice of counsel in the form of a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to such holder) shall be deemed to have been effected by the Company, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or extraordinary requirement of the SEC or other governmental agency or court for any reason or (iii) if, after it has become effective, such registration ceases to be effective for more than the allowable Black-Out Periods (as defined herein).

2.7 Plan Of Distribution. The Company hereby agrees that the Registration Statement shall include a plan of distribution section reasonably acceptable to the Investor; provided, however, such plan of distribution section shall be modified by the Company so as to not provide for the disposition of the Registrable Securities on the basis of an underwritten offering.

2.8 Liquidated Damages. If, (i) after four (4) months from the date hereof, the Company does not register the Registrable Securities pursuant to the requirements of Section 2.2 herein, or (ii) the Registration Statement filed pursuant to Section 2.2 herein is not declared effective, or (iii) the Registrable Securities are registered pursuant to an effective Registration Statement and such Registration Statement or other Registration Statement including the Registrable Securities is not effective in the period from four months from the date hereof through two years following the date hereof, the Company shall, for each such day, pay the Purchaser, as liquidated damages (“Liquidated Damages”) and not as a penalty, an amount equal to twenty-five percent (25%) of the Purchase Price per annum; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. In addition, if the Company has not filed a registration statement within the forty-five (45) day period after Closing as specified in 2.2, the Company shall, for each such day after forty-five (45) days from Closing and until the filing of a registration statement, pay the Purchaser, as liquidated damages and not as a penalty, an amount equal to twenty-five (25%) of the Purchase Price per annum; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs.

The foregoing provisions notwithstanding, the Company shall not pay Liquidated Damages with respect to clause (iii) above for (x) any day during a Black-Out Period, or (y) any day during which the Registration Statement is not effective following the filing of an amendment thereto by the Company on advise of counsel that such filing is required to disclose any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (an “Amendment Day”); provided, however, that (i) the Company shall have the benefit of no more than forty-five (45) Amendment Days during any 12-month period, (ii) the Company shall exercise its good faith best efforts to promptly file any such amendment and to cause it to be declared effective by the SEC as soon as reasonably practicable, and (iii) for the purposes of this Agreement, any such amendment shall be deemed a continuation and modification to the Registration Statement to which it relates and not new Registration Statement.

The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

The parties hereto agree that the liquidated damages provided for in this Section 2.8 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Registration Statement to be filed or declared effective in accordance with the provisions hereof.

The obligation of the Company terminates when the holder of initial Registrable Securities no longer holds more than twenty percent (20%) of its initial Registrable Securities.

ARTICLE III

INCIDENTAL REGISTRATION RIGHTS

3.1 Right To Include (“Piggy-Back”) Registrable Securities. Provided that the Registrable Securities have not been registered, if at any time after the Closing but before the second anniversary of the issuance of the Registrable Securities, the Company proposes to register any of its securities under the 1933 Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto and other than pursuant to Section 2), on an underwritten basis (either best-efforts or firm-commitment), then, the Company will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders of Registrable Securities’ rights under this Section 3.1. Upon the written request of any such holders of Registrable Securities made within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holders of Registrable Securities and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the 1933 Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holders of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 3.1 shall relieve the Company of its obligation to effect any registration upon request under Section 2. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.1. The right provided the Holders of the Registrable Securities pursuant to this Section shall be exercisable at their sole discretion and will in no way limit any of the Company’s obligations to pay the Registrable Securities according to their terms.

3.2 Priority In Incidental Registrations. If the managing underwriter of the underwritten offering contemplated by this Section 3 shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first securities proposed by the Company to be sold for its own account, and (ii) second Registrable Securities and (iii) securities of other selling security holders requested to be included in such registration.

ARTICLE IV

REGISTRATION PROCEDURES

4.1 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the 1933 Act as provided in Section 2.2 and, as applicable, 2.3, the Company shall, as expeditiously as possible:

(i) prepare and file with the SEC the Registration Statement, or amendments thereto, to effect such registration (including such audited financial statements as may be required by the 1933 Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC, as soon as practicable, but in any event no later than the Required Effectiveness Date (with respect to a registration pursuant to Section 2.2); provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed;

(ii) with respect to any registration statement pursuant to Section 2.2 or Section 2.3, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier to occur of thirty six (36) months after the date of this Agreement (subject to the right of the Company to suspend the effectiveness thereof for not more than 10 consecutive Trading Days or an aggregate of 10 Trading Days during each year (each a “Black-Out Period”)) or such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities (such period, in each case, the “Registration Maintenance Period”);

(iii) furnish to each holder of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement

(including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the 1933 Act, in conformity with the requirements of the 1933 Act, and such other documents, as such holder of Registrable Securities and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder of Registrable Securities;

(iv) use its commercially reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other U.S. federal or state securities laws or U.S. state blue sky laws as any U.S. holder of Registrable Securities thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such holder of Registrable Securities to consummate the disposition in such jurisdictions of the securities owned by such holder of Registrable Securities, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(v) use its commercially reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the U.S. holder of Registrable Securities thereof to consummate the disposition of such Registrable Securities;

(vi) furnish to each holder of Registrable Securities a signed counterpart, addressed to such holder of Registrable Securities, and the underwriters, if any, of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder of Registrable Securities, including a separate statement of counsel that the prospectus and any prospectus supplement forming a part of the Registration Statement does not contain an untrue statement of a material fact or omits a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vii) notify the Investor and its counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

(A) when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(viii) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder of Registrable Securities promptly prepare and furnish to such holder of Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(ix) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

(x) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

(xi) enter into such agreements and take such other actions as the Investor shall reasonably request in writing (at the expense of the requesting or benefiting Investor) in order to expedite or facilitate the disposition of such Registrable Securities; and

(xii) use its commercially reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such holder of Registrable Securities and the distribution of such securities as the Company may from time to time reasonably request in writing. Investor agrees to notify the Company as promptly as practical of any inaccuracy or change in information previously furnished by Investor to the Company or of the happening of any event in either case as a result of which a Registration Statement, a prospectus, or any amendment or supplement thereto contains an untrue statement of a material fact regarding Investor or omits to state any material fact regarding Investor required to be stated therein and necessary to make the statements therein not misleading and to furnish promptly to the Company any additional information required to correct and update any previously furnished information required so that such Registration Statement, prospectus or amendment or supplement, shall not contain, with respect to Investor, an untrue statement of a material fact or omit to state a material fact required to be stated therein and necessary to make the statements therein not misleading.

4.2 The Company will not file any registration statement pursuant to Section 2.2 or Section 2.3, or amendment thereto or any prospectus or any supplement thereto to which the Investor shall reasonably object, provided that the Company may file such documents in a form required by law or upon the advice of its counsel.

4.3 The Company represents and warrants to each holder of Registrable Securities that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby other than such waivers, consents and/or authorizations specifically contemplated by the Preferred Stock Purchase Agreement.

4.4 Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of Section 4.1, such Holder will forthwith discontinue such holder’s disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such holder of Registrable Securities’ receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of Section 4.1 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

ARTICLE V

UNDERWRITTEN OFFERINGS

5.1 Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the 1933 Act as contemplated by Section 3.1 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 3.1 and subject to the provisions of Section 3.2, use its commercially reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters.

5.2 Participation In Underwritten Offerings. No holder of Registrable Securities may participate in any underwritten offering under Section 3.1 unless such holder of Registrable Securities (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make a representation or warranty to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder of Registrable Securities expressly for use in the related registration statement or representations, warranties or agreements regarding such holder of Registrable Securities, such holder’s Registrable Securities and such holder’s intended method of distribution and any other representation required by law.

5.3 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the 1933 Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification by the Company. In the event of any registration of any securities of the Company under the 1933 Act, the Company will, and hereby does agree to indemnify and hold harmless the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the 1933 Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the 1933 Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

6.2 Indemnification by the Investor. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the prospective holder of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the 1933 Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder of Registrable Securities specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Investor. The indemnification by the Investor shall be limited to the amount it invested on the Closing Date.

6.3 Notices Of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 6.1 and Section 6.2, such indemnified party will, if claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 6.1 and Section 6.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

6.4 Other Indemnification. Indemnification similar to that specified in Sections 6.1 and Section 6.2 (with appropriate modifications) shall be given by the Company and each holder of Registrable Securities (but only if and to the extent required pursuant to the terms herein) with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the 1933 Act.

6.5 Indemnification Payments. The indemnification required by Sections 6.1 and Section 6.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

6.6 Contribution. If the indemnification provided for in Sections 6.1 and Section 6.2 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder of Registrable Securities or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder of Registrable Securities or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder of Registrable Securities or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the gain, if any, realized by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder of Registrable Securities or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder of Registrable Securities or by the underwriter and the parties’ relative intent, knowledge, access to information supplied by the Company, by the holder of Registrable Securities or by the underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained herein, and in no event shall the obligation of any indemnifying party to contribute under this Section 6.6 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for hereunder had been available under the circumstances.

The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6.6 were determined by pro rata allocation (even if the holders of Registrable Securities and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth herein, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 6.6, no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VII

RULE 144

7.1 Rule 144. The Company shall timely file the reports required to be filed by it under the 1933 Act and the 1934 Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the SEC under the 1933 Act) and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this Section 7.1.

ARTICLE VIII

MISCELLANEOUS

8.1 Amendments And Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of the sum of the fifty-one percent (51%) or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of the Preferred Stock and the Warrants sold (if such securities were not fully exchanged or converted in full as of the date such consent if sought). Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 8.1, whether or not such Registrable Securities shall have been marked to indicate such consent.

8.2 Nominees For Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by a holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

8.3 Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Preferred Stock Purchase Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at the address set forth in the Preferred Stock Purchase Agreement, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

8.4 Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities. Each of the Holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Agreement including, without limitation, the appointment of an investors representative to act on behalf of such Holder pursuant to the terms hereof which such actions shall be made in the good faith discretion of the investors representative and be binding on all persons for all purposes.

8.5 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

8.7 Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State or Federal Courts serving the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

8.8 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supercedes all prior agreements and understandings relating to such subject matter.

8.9 Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

8.10 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

8.11 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

8.12 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.13 Time of Execution. This Agreement has been executed as of the date first written above after 5:00 p.m. Eastern Standard Time.

8.14 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Investor and the Company have as of the date first written above executed this Agreement.

COMPUTER SOFTWARE INNOVATIONS, INC.

    (a Delaware corporation formerly known as VerticalBuyer, Inc.)

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
Its:	President and Chief Executive Officer

BARRON PARTNERS LP

By: Barron Capital Advisors LLC, its General Partner

By:	/s/ Andrew Barron Worden
Andrew Barron Worden, Managing Member
730 Fifth Avenue, 9th Floor
New York NY 10019

Exhibit C

Form of Subordinated Promissory Notes

FORM OF

SUBORDINATED PROMISSORY NOTE

U.S. $375,040.00	February 11, 2005
Greenville, SC

FOR VALUE RECEIVED, COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation F/K/A VERTICALBUYER, INC. (the “Borrower”), hereby promises to pay to the order of [Former CSI Shareholder] (the “Lender”), the principal sum of Three Hundred Seventy Five Thousand Forty and No/100 Dollars ($375,040.00), with said principal to be paid in full on or before May 10, 2006 together with interest accruing at the Prime Rate of interest as reported by Bank of America plus two percent (2%) on the unpaid principal thereof to be paid in lawful money of the United States in quarterly installments of interest commencing on April 5, 2005 and continuing on the 1st day of each quarter thereafter until May 10, 2006.

The Borrower hereby reserves and shall have the right to prepay the indebtedness evidenced by this Subordinated Promissory Note (“Note”), in whole or in part, without penalty or premium.

The Borrower hereby agrees that if at any time any sum due hereunder shall be past due and unpaid, such amount, whether principal or interest, shall bear interest from the date such payment was due until paid in full at the rate of fifteen percent (15%) per annum.

The Borrower further agrees hereby that if at any time any portion of said principal and interest shall be past due and unpaid for a period of ten (10) business days following notification thereof by the Lender, the whole amount evidenced by this Note shall, at the option of the holder thereof, become immediately due, and said holder shall have the right to institute any proceedings upon this Note and any collateral given to secure the same for the purpose of collecting said principal and interest, with costs and expenses, and of protecting any security connected herewith.

The Borrower further agrees hereby that if any part of the money due hereon be not paid when due, or if this Note be placed in the hands of an attorney for collection, or if this debt or any part thereof be collected by an attorney or by legal proceedings of any kind, a reasonable attorney’s fee besides all costs and expenses incident upon such collection, shall be added to the amount due upon this Note, and be collectible as part thereof.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note, principal and interest, shall be subordinate and junior to the extent set forth in the following paragraphs to all principal and interest of all indebtedness of the Borrower for borrowed money (except such indebtedness of the Borrower other than this Note which is subordinate or junior in any respect to other indebtedness of the Borrower (collectively, “Other Subordinated Debt”), including but not limited to that certain Subordinated Promissory Note of even date herewith payable by the Borrower in the aggregate amount of $1,875,000.00 to Barron Partners LP) whether outstanding at the date of this Note or created or incurred after the date of this Note but prior to the maturity of this Note by lapse of time, acceleration or otherwise. Such indebtedness of the Borrower to which this Note is subordinate and junior is sometimes hereinafter referred to as “Senior Debt.”

Upon maturity of any Senior Debt by lapse of time, acceleration or otherwise, then all principal of, premium, if any, and interest on, all such matured Senior Debt shall first be paid in full before any payment on account of principal or interest is made upon this Note.

In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Borrower or its property, and in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of the Borrower, whether or not involving insolvency or bankruptcy proceedings, and in the event Borrower makes any payment of principal or accrued interest on any Other Subordinated Debt which is not applied pro rata against this Note and such Other Subordinated Debt (other than payments in full of the Merger Note and the Dividend Note, as such terms are defined in the Preferred Stock Purchase Agreement between Borrower and Barron Partners LP of even date herewith), and in the event of any default under or acceleration of any Other Subordinated Debt, then all principal, premium if any, and interest due on Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment on account of principal or interest is made upon this Note. Any payment or distribution of any kind or character, whether in cash, property, stock, or obligations, which may be payable or deliverable in respect of this Note in any of the proceedings referred to in the above paragraphs shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof, unless and until all principal and interest on all Senior Debt shall have been paid in full, or such payment shall have been provided for; provided however, that:

(i)	In the event that payment or delivery of such cash, property, stock or obligations to the holders of this Note is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery of such cash, property, stock or obligations payable or deliverable with respect to this Note shall be made to the holders of Senior Debt; and

(ii)	No such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings or dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of this Note, by the Borrower, as reorganized, or by the corporation succeeding to the Borrower or acquiring its property and assets, if such stock or obligations are subordinate and junior at least to the extent provided in this Note to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

The Borrower shall not make any payment of principal or interest on, or purchase or acquire for value, this Note during the continuance of any default in the payment of principal of or premium or interest on any Senior Debt.

These provisions are for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holder of this Note and the holders of the Other Subordinated Debt on the other hand, and as between the Borrower and the holder of this Note nothing herein shall impair the obligation of the Borrower, which is unconditional and absolute, to pay the holders thereof the principal thereof and interest thereon in accordance with their terms and the terms of the related agreements, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights of holders of Senior Debt in respect of cash, property, stock or other securities received upon the exercise of such remedies.

Subject to the payment in full of all Senior Debt, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Borrower payable or distributable to the holders of Senior Debt until this Note is paid in full and, as between the Borrower, its creditors other than the holders of Senior Debt, and the holder of this Note, no payment or distributions otherwise payable or deliverable in respect of this Note but, by virtue of the provisions thereof, paid or delivered to the holders of Senior Debt shall be deemed to be a payment by the Borrower on account of Senior Debt and no payments or distributions paid to the holder of this Note, by virtue of the subrogation herein provided for, shall be deemed to be a payment by the Borrower on account of this Note.

No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Borrower with the terms, provisions, and covenants of any agreement relating to Senior Debt, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Notwithstanding the foregoing, Borrower may make and Lender may receive payments of principal and interest as it accrues on this Note, so long as, at the time of each payment, such payment does not constitute an event of default under any Senior Debt, and no event or condition which constitutes or which, with notice or the lapse of time, or both, would constitute a default or an event of default with respect to any Senior Debt shall have occurred and be continuing.

If the rate of interest stated in this Note exceeds the maximum rate allowed by law, the effective rate of interest shall be the maximum allowed by law.

It is expressly agreed and declared that this Note is given for business purposes and is not a consumer credit instrument. This Note is given in connection with that certain Agreement and Plan of Merger between Computer Software Innovations, Inc., a South Carolina corporation, and the Borrower dated February 10, 2005.

THIS NOTE SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA. IF ANY ACTION IS BROUGHT BETWEEN THE PARTIES WITH RESPECT TO THIS NOTE OR OTHERWISE, BY WAY OF A CLAIM OR COUNTERCLAIM, THE PARTIES AGREE THAT IN ANY SUCH ACTION, AND ON ALL ISSUES, THE PARTIES IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY.

BORROWER:

COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
Its:	President and Chief Executive Officer

SUBORDINATED PROMISSORY NOTE

U.S. $1,875,200.00	February 11, 2005
New York, New York

FOR VALUE RECEIVED, COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation F/K/A VERTICALBUYER, INC. (the “Borrower”), hereby promises to pay to the order of BARRON PARTNERS, L.P., (the “Lender”), the principal sum of One Million Eight Hundred Seventy Five Thousand Two Hundred and No/100 Dollars ($1,875,200.00), with said principal to be paid in full on or before May 10, 2006 together with interest accruing at the Prime Rate of interest as reported by Bank of America plus two percent (2%) on the unpaid principal thereof to be paid in lawful money of the United States in quarterly installments of interest commencing on April 1, 2005 and continuing on the 1st day of each quarter thereafter until May, 2006.

The Borrower hereby reserves and shall have the right to prepay the indebtedness evidenced by this Subordinated Promissory Note (“Note”), in whole or in part, without penalty or premium.

The Borrower hereby agrees that if at any time any sum due hereunder shall be past due and unpaid, such amount, whether principal or interest, shall bear interest from the date such payment was due until paid in full at the rate of fifteen percent (15%) per annum.

The Borrower further agrees hereby that if at any time any portion of said principal and interest shall be past due and unpaid for a period of ten (10) business days following notification thereof by the Lender, the whole amount evidenced by this Note shall, at the option of the holder thereof, become immediately due, and said holder shall have the right to institute any proceedings upon this Note and any collateral given to secure the same for the purpose of collecting said principal and interest, with costs and expenses, and of protecting any security connected herewith.

The Borrower further agrees hereby that if any part of the money due hereon be not paid when due, or if this Note be placed in the hands of an attorney for collection, or if this debt or any part thereof be collected by an attorney or by legal proceedings of any kind, a reasonable attorney’s fee besides all costs and expenses incident upon such collection, shall be added to the amount due upon this Note, and be collectible as part thereof.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note, principal and interest, shall be subordinate and junior to the extent set forth in the following paragraphs to all principal and interest of all indebtedness of the Borrower for borrowed money (except such indebtedness of the Borrower other than this Note which is subordinate or junior in any respect to other indebtedness of the Borrower (collectively, “Other Subordinated Debt”), including but not limited to those certain Subordinated Promissory Notes of even date herewith payable by the Borrower in the aggregate amount of $1,875,200.00 to Nancy K. Hedrick, Joe G. Black, Beverly N. Hawkins, Thomas B. Clinton, and William J. Buchanan) whether outstanding at the date of this Note or created or incurred after the date of this Note but prior to the maturity of this Note by lapse of time, acceleration or otherwise. Such indebtedness of the Borrower to which this Note is subordinate and junior is sometimes hereinafter referred to as “Senior Debt.”

Upon maturity of any Senior Debt by lapse of time, acceleration or otherwise, then all principal of, premium, if any, and interest on, all such matured Senior Debt shall first be paid in full before any payment on account of principal or interest is made upon this Note.

In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Borrower or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy proceedings, and in the event Borrower makes any payment of principal or accrued interest on any Other Subordinated Debt which is not applied pro rata against this Note and such Other Subordinated Debt (other than payments in full of the Merger Note and the Dividend Note, as such terms are defined in the Preferred Stock Purchase Agreement, as such term is defined below), and in the event of any default under or acceleration of any Other Subordinated Debt, then all principal, premium if any, and interest due on Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment on account of principal or interest is made upon this Note. Any payment or distribution of any kind or character, whether in cash, property, stock, or obligations, which may be payable or deliverable in respect of this Note in any of the proceedings referred to in the above paragraphs shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof, unless and until all principal and interest on all Senior Debt shall have been paid in full, or such payment shall have been provided for; provided however, that:

(i)	In the event that payment or delivery of such cash, property, stock or obligations to the holders of this Note is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery of such cash, property, stock or obligations payable or deliverable with respect to this Note shall be made to the holders of Senior Debt; and

(ii)	No such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings or dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of this Note, by the Borrower, as reorganized, or by the corporation succeeding to the Borrower or acquiring its property and assets, if such stock or obligations are subordinate and junior at least to the extent provided in this Note to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

The Borrower shall not make any payment of principal or interest on, or purchase or acquire for value, this Note during the continuance of any default in the payment of principal of or premium or interest on any Senior Debt.

These provisions are for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holder of this Note and the holders of the Other Subordinated Debt on the other hand, and as between the Borrower and the holder of this Note nothing herein shall impair the obligation of the Borrower, which is unconditional and absolute, to pay the holders thereof the principal thereof and interest thereon in accordance with their terms and the terms of the related agreements, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights of holders of Senior Debt in respect of cash, property, stock or other securities received upon the exercise of such remedies.

Subject to the payment in full of all Senior Debt, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Borrower payable or distributable to the holders of Senior Debt until this Note is paid in full and, as between the Borrower, its creditors other than the holders of Senior Debt, and the holder of this Note, no payment or distributions otherwise payable or deliverable in respect of this Note but, by virtue of the provisions thereof, paid or delivered to the holders of Senior Debt shall be deemed to be a payment by the Borrower on account of Senior Debt and no payments or distributions paid to the holder of this Note, by virtue of the subrogation herein provided for, shall be deemed to be a payment by the Borrower on account of this Note.

No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Borrower with the terms, provisions, and covenants of any agreement relating to Senior Debt, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Notwithstanding the foregoing, Borrower may make and Lender may receive payments of principal and interest as it accrues on this Note, so long as, at the time of each payment, such payment does not constitute an event of default under any Senior Debt, and no event or condition which constitutes or which, with notice or the lapse of time, or both, would constitute a default or an event of default with respect to any Senior Debt shall have occurred and be continuing.

If the rate of interest stated in this Note exceeds the maximum rate allowed by law, the effective rate of interest shall be the maximum allowed by law.

It is expressly agreed and declared that this Note is given for business purposes and is not a consumer credit instrument. This Note is given in connection with that certain Preferred Stock Purchase Agreement between the Borrower and the Lender (the “Preferred Stock Purchase Agreement.”)

THIS NOTE SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. IF ANY ACTION IS BROUGHT BETWEEN THE PARTIES WITH RESPECT TO THIS NOTE OR OTHERWISE, BY WAY OF A CLAIM OR COUNTERCLAIM, THE PARTIES AGREE THAT IN ANY SUCH ACTION, AND ON ALL ISSUES, THE PARTIES IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY. EXCLUSIVE JURISDICTION AND VENUE FOR ANY SUCH ACTION SHALL BE THE FEDERAL COURTS SERVING THE STATE OF NEW YORK.

BORROWER:

COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
Its:	President and Chief Executive Officer

Exhibit D

Warrants

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

IN ADDITION, A PREFERRED STOCK PURCHASE AGREE-MENT DATED AS OF FEBRUARY 10, 2005 (THE “PURCHASE AGREEMENT”), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

COMPUTER SOFTWARE INNOVATIONS, INC.

COMMON STOCK PURCHASE WARRANT “A”

Number of Shares: 3,608,868	Holder: Barron Partners LP
c/o Barron Capital Advisors LLC

Original Issue Date : February 11, 2005	Managing Partner
Attn: Andrew Barron Worden
730 Fifth Avenue, 9th Floor

Expiration Date: February 10, 2010	New York NY 10019
tel 212-659-7790

Exercise Price per Share: $1.3972	fax 646-607-2223
cell 917-854-0036
abw@barronpartners.com

Computer Software Innovations, Inc, a company organized and existing under the laws of the State of Delaware F/K/A VerticalBuyer, Inc. (the “Company”), hereby certifies that, for value received, BARRON PARTNERS LP, or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to Three Million Six Hundred Eight Thousand Eight Hundred Sixty-eight (3,608,868) shares (as adjusted from time to time as provided in Section 7, the “Warrant Shares”) of common stock, $.001 par value (the “Common Stock”), of the Company at a price of One and 3972/10,000 Dollars ($1.3972) per Warrant Share (as adjusted from time to time as provided in Section 7, the “Exercise Price”), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on February     , 2010 (or eighteen months of effectiveness of a Registration Statement subsequent to the issuance hereof (such eighteen months to be extended by one month for each month or portion of a month during which a Registration Statement’s effectiveness has lapsed or been suspended), whichever is longer)(the “Expiration Date”), and subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 9. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 9 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5. Exercise of Warrants.

a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 9, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 7 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

b. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

c. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

d. (i) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x (B - C))/B

(ii) For purposes of the foregoing formula:

A= the total number shares with respect to which this Warrant is then being exercised.

B= the last reported sale price (as reported by Bloomberg) of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

C= the Warrant Exercise Price then in effect at the time of such exercise.

e. The holder of this Warrant agrees not to elect a Cashless Exercise for a period of one (1) year. The holder of this Warrant also agrees not to elect a Cashless Exercise so long as there is an effective registration statement for the Warrant Shares.

6. Maximum Exercise. The Warrant Holder shall not be entitled to exercise this Warrant on a Date of Exercise in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Warrant Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Warrant Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Warrant Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from the Warrant Holder to the Company. The Warrant Holder may allocate which of the equity of the Company deemed beneficially owned by the Warrant Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

7. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefore, are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

8. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

9. Sale or Merger of the Company. In the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity, the 4.99% restriction will immediately be released and the Warrant Holder will have the right to exercise the warrants concurrent with the sale.

10. Notice of Intent to Sell or Merge the Company. The Company will give Warrant Holder seventy (70) days notice before the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity

11. Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.

12. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Computer Software Innovations, Inc.
1661 East Main Street, Suite A
Easley, South Carolina 29642
Attention: Nancy K. Hedrick, President

If to the Warrant Holder:

Barron Capital Advisors LLCManaging Partner
Barron Partners LP
Attn: Andrew Barron Worden
730 Fifth Avenue, 9th Floor
New York NY 10019
tel 212-659-7790

13. Miscellaneous.

a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.

b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceablilty of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
Its:	President and Chief Executive Officer

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: Computer Software Innovations, Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase                      shares of Common Stock (“Common Stock”), $.001 par value, of Computer Software Innovations, Inc and encloses the warrant and $             for each Warrant Share being purchased or an aggregate of $             in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

(Please print name and address)

(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated:	Name of Warrant Holder:

(Print)
(By:)
(Name:)
(Title:)

Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

IN ADDITION, A PREFERRED STOCK PURCHASE AGREE-MENT DATED AS OF FEBRUARY 10, 2005 (THE “PURCHASE AGREEMENT”), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

COMPUTER SOFTWARE INNOVATIONS, INC.

COMMON STOCK PURCHASE WARRANT “B”

Number of Shares: 3,608,868	Holder: Barron Partners LP
c/o Barron Capital Advisors LLC

Original Issue Date : February 11, 2005	Managing Partner
Attn: Andrew Barron Worden
730 Fifth Avenue, 9th Floor

Expiration Date: February 10, 2010	New York NY 10019
tel 212-659-7790

Exercise Price per Share: $2.0958	fax 646-607-2223
cell 917-854-0036
abw@barronpartners.com

Computer Software Innovations, Inc, a company organized and existing under the laws of the State of Delaware F/K/A VerticalBuyer, Inc. (the “Company”), hereby certifies that, for value received, BARRON PARTNERS LP, or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to Three Million Six Hundred Eight Thousand Eight Hundred Sixty-eight (3,608,868) shares (as adjusted from time to time as provided in Section 7, the “Warrant Shares”) of common stock, $.001 par value (the “Common Stock”), of the Company at a price of Two and 958/10,000 Dollars ($2.0958) per Warrant Share (as adjusted from time to time as provided in Section 7, the “Exercise Price”), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on February     , 2010 (or eighteen months of effectiveness of a Registration Statement subsequent to the issuance hereof (such eighteen months to be extended by one month for each month or portion of a month during which a Registration Statement’s effectiveness has lapsed or been suspended), whichever is longer)(the “Expiration Date”), and subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 9. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 9 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5. Exercise of Warrants.

a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 9, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 7 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

b. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

c. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

d. (i) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x (B - C))/B

(ii) For purposes of the foregoing formula:

A= the total number shares with respect to which this Warrant is then being exercised.

B= the last reported sale price (as reported by Bloomberg) of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

C= the Warrant Exercise Price then in effect at the time of such exercise.

e. The holder of this Warrant agrees not to elect a Cashless Exercise for a period of one (1) year. The holder of this Warrant also agrees not to elect a Cashless Exercise so long as there is an effective registration statement for the Warrant Shares.

6. Maximum Exercise. The Warrant Holder shall not be entitled to exercise this Warrant on a Date of Exercise in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Warrant Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Warrant Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Warrant Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from the Warrant Holder to the Company. The Warrant Holder may allocate which of the equity of the Company deemed beneficially owned by the Warrant Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

7. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefore, are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

8. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

9. Sale or Merger of the Company. In the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity, the 4.99% restriction will immediately be released and the Warrant Holder will have the right to exercise the warrants concurrent with the sale.

10. Notice of Intent to Sell or Merge the Company. The Company will give Warrant Holder seventy (70) days notice before the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity

11. Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.

12. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Computer Software Innovations, Inc.
1661 East Main Street, Suite A
Easley, South Carolina 29642
Attention: Nancy K. Hedrick, President

If to the Warrant Holder:

Barron Capital Advisors LLCManaging Partner
Barron Partners LP
Attn: Andrew Barron Worden
730 Fifth Avenue, 9th Floor
New York NY 10019
tel 212-659-7790

13. Miscellaneous.

a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.

b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceablilty of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
Its:	President and Chief Executive Officer

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: Computer Software Innovations, Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase                      shares of Common Stock (“Common Stock”), $.001 par value, of Computer Software Innovations, Inc and encloses the warrant and $             for each Warrant Share being purchased or an aggregate of $                     in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

(Please print name and address)

(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated:	Name of Warrant Holder:

(Print)
(By:)
(Name:)
(Title:)

Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant

Exhibit E

Escrow Agreement

EXECUTION ORIGINAL

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made as of February 10, 2005 by and among Computer Software Innovations, Inc., a South Carolina corporation (“CSI”); Computer Software Innovations, Inc., a Delaware corporation formerly known as VerticalBuyer, Inc., (“VBYR”); and Barron Partners LP, a Delaware limited partnership (“Barron”); and Leatherwood Walker Todd & Mann, P.C., as escrow agent (the “Escrow Agent”).

WHEREAS, Barron is purchasing from VBYR (i) 7,217,736 shares of Series A Preferred Stock and (ii) two Warrants to purchase a total of 7,217,736 shares of common stock of VBYR, for Five Million Forty-two Thousand Two Hundred Fifty Dollars ($5,042,250.00), and is lending to VBYR the sum of One Million Eight Hundred Seventy-five Thousand Two Hundred Dollars ($1,875,200.00), with the total proceeds from the Preferred Stock purchase and loan being Six Million Nine Hundred Seventeen Thousand Four Hundred Fifty Dollars ($6,917,450.00) (collectively, the “Funds”) to be utilized by VBYR as part of the money needed by VBYR to repay notes payable by CSI to the Original Shareholders relating to a dividend, to close upon the merger of CSI with and into VBYR, to pay certain fees and commissions in connection with the transactions contemplated by the Preferred Stock Purchase Agreement, and for other corporate purposes; and

WHEREAS, CSI, VBYR and Barron desire to enter into this Agreement to provide that (i) CSI, VBYR and Barron shall provide the executed Transaction Documents (as defined below) to the Escrow Agent prior to the Closing Date (as such term is defined in the Preferred Stock Purchase Agreement), (ii) Barron shall provide the Funds to the Escrow Agent prior to the Closing Date, (iii) the Escrow Agent shall thereafter hold the Funds and the Transaction Documents until all the transactions contemplated by the Transaction Documents (collectively, the “Contemplated Transactions”) are consummated and the conditions set forth in the Transaction Documents with respect thereto have been fulfilled, (iv) the Escrow Agent shall either release the Funds to the persons and entities authorized to receive a share of the Funds under this Agreement (collectively, the “Authorized Recipients”) upon the satisfaction of the items listed in the foregoing clause (iii) or the Escrow Agent shall return the Funds to Barron upon the termination without closing of the Contemplated Transactions, and (v) the Escrow Agent shall either release to CSI, VBYR and Barron the fully executed Transaction Documents in the event the Escrow Agent releases the Funds to the Authorized Recipients, or the Escrow Agent shall destroy the Transaction Documents in the event the Escrow Agent returns the Funds to Barron.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

TERMS OF THE ESCROW

1.1 The parties hereby agree to have the law firm of Leatherwood Walker Todd & Mann, P.C., Greenville, South Carolina act as Escrow Agent whereby the Escrow Agent shall receive the Funds and the Transaction Documents in escrow and distribute the same as set forth in this Agreement. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Preferred Stock Purchase Agreement, of even date herewith between VBYR and Barron (the “Preferred Stock Purchase Agreement”), the Agreement and Plan of Merger, of even date herewith between CSI and VBYR (the “Merger Agreement”), and any and all documents related thereto, with this Agreement being an exhibit to such Preferred Stock Purchase Agreement (collectively, the “Documents,” and all Documents other than this Agreement, the Preferred Stock Purchase Agreement and the Merger Agreement being collectively referred to herein as the “Transaction Documents.”)

1.2 Upon the execution and delivery of this Agreement by the parties hereto, the parties to the Preferred Stock Purchase Agreement and the Merger Agreement shall execute and deliver such agreements, and this Agreement, the Preferred Stock Purchase Agreement and the Merger Agreement shall not be escrowed under the terms of this Agreement. Prior to the Closing Date, CSI, VBYR and Barron shall deliver the executed Transaction Documents to the Escrow Agent and Barron shall deposit the Funds with the Escrow Agent. The Escrow Agent shall thereafter hold the Funds and the Transaction Documents until the earlier of: (i) the date on which CSI, Barron and VBYR have consummated the Contemplated Transactions; (ii) the termination of any of the Contemplated Transactions prior to consummation; or (iii) February 28, 2005. In the event of the consummation of the Contemplated Transactions, then the Escrow Agent shall promptly release the Funds by wire transfer or check to the Authorized Recipients listed on Exhibit “A” attached hereto in the amounts designated for each of such Authorized Recipients for use by CSI and VBYR to repay the Dividend Note of CSI to the Original Shareholders, to repay the Merger Note portion of the Merger Consideration to be paid by VBYR to the Original Shareholders and to pay certain fees and commissions in connection with the transactions contemplated by the Preferred Stock Purchase Agreement, and the Escrow Agent shall also deliver the Transaction Documents to each of CSI, VBYR and Barron. In the event the closing of the Contemplated Transactions does not occur before February 28, 2005 or the Contemplated Transactions are terminated by CSI, VBYR and Barron on or prior to such date, then the Escrow Agent shall immediately return the Funds to Barron by wire transfer according to instructions received in writing by the Escrow Agent from Barron, and the Escrow Agent shall destroy the Transaction Documents.

1.3 In connection with the transactions described in Section 1.2, (i) the Escrow Agent shall release the Funds to the Authorized Recipients and Transaction Documents to CSI, VBYR and Barron upon receipt of a joint written notice from CSI, Barron and VBYR that all the Contemplated Transactions have been consummated and (ii) the Escrow Agent shall return the Funds to Barron and destroy the Transaction Documents either (a) upon the receipt of a joint written notice from CSI, VBYR and Barron that the Contemplated Transactions have been terminated or (b) on March 1, 2005, if the Escrow Agent has not received the notice described in Section 1.3(i) above or the Escrow Agent receives notice of termination of the Contemplated Transactions solely from Barron.

1.4 Upon the completion by the Escrow Agent of its obligations under Section 1.2, this Agreement shall terminate and the Escrow Agent shall have no further liability hereunder.

1.5 This Agreement may be altered or amended only with the written consent of all of the parties hereto. In the event CSI, VBYR or Barron attempts to change this Agreement in a manner, which, in the Escrow Agent’s discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying CSI, VBYR and Barron in writing. In the case of the Escrow Agent’s resignation, the only duty of the Escrow Agent, until receipt of a joint written notice from CSI, VBYR and Barron (the “Transfer Instructions”) that a successor escrow agent has been appointed, shall be to hold and preserve the Funds and the Transaction Documents that are in its possession. Upon receipt by the Escrow Agent of said notice from CSI, VBYR and Barron of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Funds to such successor escrow account to be thereafter held by such successor escrow agent, the Escrow Agent shall promptly thereafter transfer the Funds and deliver the Transaction Documents to said successor escrow agent. Immediately after said transfer of the Funds and delivery of the Transaction Documents to said successor escrow agent, the Escrow Agent shall furnish CSI, VBYR and Barron with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from CSI, VBYR and Barron after notice of resignation has been given, except only for the Transfer Instructions.

1.6 The Escrow Agent shall be reimbursed by CSI for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely. The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent’s own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties to CSI, VBYR or Barron in connection with this transaction. The Escrow Agent has no liability hereunder to either party other than to hold the Funds received from Barron and to deliver the Funds under the terms hereof. CSI, VBYR and Barron each agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of the Contemplated Transactions, including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement, the Preferred Stock Purchase Agreement, the Merger Agreement, and/or the other Documents. The parties each and all acknowledge and recognize that the Escrow Agent has also served and shall continue to serve as the legal counsel to CSI and the parties each and all waive any claim of any conflict of interest as a result thereof.

1.7 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow

Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith.

1.8 The Escrow Agent is hereby expressly authorized to disregard any and all warnings or orders given by any of the parties hereto or by any other person or corporation, excepting only the written notices described in Section 1.3 and the Transfer Instructions and/or orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, including but not limited to the written notices described in Section 1.3 and the Transfer Instructions, then the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree or orders being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

1.9 The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

1.10 If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

1.11 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Funds and/or the Transaction Documents held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (a) to retain the Funds and the Transaction Documents in the Escrow Agent’s possession, without liability to anyone, until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Funds and the Transaction Documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of South Carolina in accordance with the applicable procedure therefor.

ARTICLE 2

MISCELLANEOUS

2.1 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

2.2 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

2.3 This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.4 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

2.5 (a) This Agreement shall be governed and construed in accordance with the laws of the State of South Carolina without regard to any applicable principles of conflicts of law.

(b) ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT SHALL BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE APPROPRIATE FEDERAL COURT LOCATED IN THE STATE OF SOUTH CAROLINA, WITH EACH PARTY HERETO AGREEING TO SUBJECT MATTER JURISDICTION, PERSONAL JURISDICTION AND VENUE IN SUCH COURT. EACH OF THE PARTIES HERETO CONSENTS TO THIS JURISDICTION PROVISION IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN. PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD.

2.6 All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered by a national overnight delivery service (e.g., Federal Express) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to CSI, to:	If to Barron, to:

Computer Software Innovations, Inc.	Barron Partners LP
1661 East Main Street, Suite A	730 Fifth Avenue, 9th Floor
Easley, South Carolina 29642	New York, New York 10019
Attn: Nancy K. Hedrick	Attn: Andrew Barron Worden

If to VBYR, to:

Computer Software Innovations, Inc.

f/k/a VerticalBuyer, Inc.

c/o Computer Software Innovations, Inc.

1661 East Main Street, Suite A

Easley, South Carolina 29642

Attn: Nancy K. Hedrick

If to the Escrow Agent:

Leatherwood Walker Todd & Mann, P.C.

300 East McBee Avenue, Suite 500

Greenville, South Carolina 29601

Attn: Richard L. Few, Jr., Esq.

2.7 By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the Transaction Documents.

2.8 Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

2.9 This Agreement has been executed as of the date first written above after 5:00 p.m. Eastern Standard Time.

3.0 This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPUTER SOFTWARE INNOVATIONS, INC.
(SOUTH CAROLINA)

	By:	/s/ Nancy K. Hedrick	[SEAL]
Name:		Nancy K. Hedrick
Witness	Its:	President

BARRON PARTNERS LP
	By:	Barron Capital Advisors LLC,
its General Partner

	By:	/s/ Andrew Barron Worden	[SEAL]
Name:		Andrew Barron Worden, Managing Partner
Witness

COMPUTER SOFTWARE INNOVATIONS, INC.
(DELAWARE)
(formerly known as VerticalBuyer, Inc.)

	By:	/s/ Nancy K. Hedrick	[SEAL]
Name:		Nancy K. Hedrick
Witness	Its:	President

ESCROW AGENT:

LEATHERWOOD WALKER TODD & MANN, P.C.

	By:	/s/ Richard L. Few, Jr.
Richard L. Few, Jr.
	Its:	Managing Director

EXHIBIT “A” TO ESCROW AGREEMENT

Escrow Agent’s Payment of Funds Directions

Name of Payee and Wiring Instructions			Amount of Payment
1.	Liberty Company, LLC		$275,000.00

	Bank:	SunTrust
	Address:	Dulles Center
		Herndon, Virginia 20171
	Company Name:	Liberty Company, LLC
	Routing Number:	061000104
	Account Number:	10000028101102

	Purpose:	Commission from VBYR

2.	The Geneva Companies, Inc.		$412,785.00

	Bank:	Citibank (West), FSB
	Address:	24221 Calle de la Louisa
		Laguna Hills, CA 92653
	Company Name:	The Geneva Companies, Inc.
	Routing Number:	322271724
	Account Number:	201031606
		The Geneva Companies Inc. Operating Account

	Purpose:	Commission from Original Shareholders

3.	Nancy K. Hedrick		$1,142,403.00

	Address:	c/o Computer Software Innovations, Inc.
		1661 East Main Street, Suite A
		Easley, South Carolina 29642

	Purpose:	$500,000 payment of dividend note and $642,403 net payment of merger note after share of Geneva fees

4.	Joe G. Black		$1,142,403.00

	Address:	c/o Computer Software Innovations, Inc.
		1661 East Main Street, Suite A
		Easley, South Carolina 29642

	Purpose:	$500,000 payment of dividend note and $642,403 net payment of merger note after share of Geneva fees

5.	Thomas P. Clinton		$1,142,403.00

	Address:	c/o Computer Software Innovations, Inc.
		1661 East Main Street, Suite A
		Easley, South Carolina 29642

	Purpose:	$500,000 payment of dividend note and $642,403 net payment of merger note after share of Geneva fees

6.	William J. Buchanan		$1,142,403.00

	Address:	c/o Computer Software Innovations, Inc.
		1661 East Main Street, Suite A
		Easley, South Carolina 29642

	Purpose:	$500,000 payment of dividend note and $642,403 net payment of merger note after share of Geneva fees

7.	Beverly N. Hawkins		$1,142,403.00

	Address:	c/o Computer Software Innovations, Inc.
		1661 East Main Street, Suite A
		Easley, South Carolina 29642

	Purpose:	$500,000 payment of dividend note and $642,403 net payment of merger note after share of Geneva fees

8.	Leatherwood Walker Todd & Mann, P.C.		$247,712.77

	Address:	300 East McBee Avenue, Suite 500
		Greenville, South Carolina 29601

	Purpose:	Legal fees for Computer Software Innovations, Inc.

9.	Computer Software Innovations, Inc.		$269,937.23

	Address:	1661 East Main Street, Suite A
		Easley, South Carolina 29642
		Attention: Joe G. Black

	Purpose:	Balance of investment proceeds for working capital
TOTAL PAYMENTS OF FUNDS FROM ESCROW			$6,917,450.00

Exhibit F

Merger Agreement

EXECUTION ORIGINAL

AGREEMENT AND PLAN OF MERGER

Dated as of February 10, 2005

By and Between

COMPUTER SOFTWARE INNOVATIONS, INC.,

a South Carolina corporation

(“Parent”)

and

COMPUTER SOFTWARE INNOVATIONS, INC.

F/K/A VERTICALBUYER, INC.,

a Delaware corporation

(“Subsidiary”)

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of February 10, 2005 by and between COMPUTER SOFTWARE INNOVATIONS, INC., a South Carolina corporation (“Parent”), and COMPUTER SOFTWARE INNOVATIONS, INC., fka VERTICALBUYER, INC., a Delaware corporation (“Subsidiary”) and shall be made pursuant to Section 252 of the DGCL.

W I T N E S S E T H

WHEREAS, Parent owns 348,750 shares of common stock ($.001 par value) of Subsidiary constituting approximately seventy-seven percent (77%) of the issued and outstanding capital stock of the Subsidiary;

WHEREAS, the shareholders and Board of Directors of Parent have unanimously approved the merger of Parent with and into Subsidiary pursuant to which the separate existence of Parent shall cease (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement, and has approved this Agreement;

WHEREAS, the Board of Directors of Subsidiary, consisting solely of disinterested directors, has unanimously approved the Merger upon the terms and subject to the conditions set forth in this Agreement, and has approved this Agreement; and

WHEREAS, the Merger and this Agreement require the vote of a majority of the voting power of the outstanding shares of the Subsidiary Common Stock for approval thereof; and

WHEREAS, Parent and Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, IT IS AGREED:

ARTICLE I

DEFINITIONS

Section l.l Definitions. The following terms shall have the meaning specified in the Section indicated (such meanings to be equally applicable to both the singular and plural terms of the terms defined.

Agreement	Recitals
Certificates	Section 2.8
Closing	Section 2.2
Closing Date	Section 2.2
DGCL	Section 2.1
Dissenting Shares	Section 2.9
Effective Time	Section 2.3

Escrow Agent	Section 2.8
Governmental Authority	Section 3.3
Merger	Recitals
Merger Articles	Section 2.3
Merger Certificate	Section 2.3
Merger Note	Section 2.7
Merger Consideration	Section 2.7
Parent	Recitals
Parent Common Stock	Section 2.7
Parent Stock Options	Section 2.10
Preferred Stock Purchase Agreement	Section 3.2
Subsidiary	Recitals
Subsidiary Cancelled Stock	Section 2.7
Subsidiary Common Stock	Section 2.7
Surviving Corporation	Section 2.1

ARTICLE II

THE MERGER; RECLASSIFICATION, CONVERSION AND EXCHANGE OF SECURITIES

Section 2.1 The Merger. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”) and the applicable provisions of South Carolina law at the Effective Time, Parent shall be merged with and into Subsidiary. As a result of the Merger, the separate corporate existence of Parent shall cease and Subsidiary shall continue as the surviving corporation (sometimes referred to herein as the “Surviving Corporation”) and shall succeed to and assume all of the rights and obligations of Parent in accordance with the DGCL.

Section 2.2 Closing. The closing of the Merger (the “Closing”) shall take place effective as of the close of business on a date to be specified by Parent and Subsidiary (the “Closing Date”), which (subject to satisfaction or waiver of the conditions set forth in Sections 7.1 and 7.2) shall be no later than February 28, 2005, unless another time, date or place is agreed to in writing by the parties hereto.

Section 2.3 Consummation of the Merger. On the Closing Date, the parties hereto will cause the Merger to be consummated by filing with the Delaware Secretary of State a certified copy of this Agreement (the “Merger Certificate”) and with the South Carolina Secretary of State articles of merger (the “Merger Articles”), both in form reasonably satisfactory to Parent and Subsidiary, executed in accordance with the relevant provisions of the DGCL and the applicable provisions of South Carolina law, and shall make all other filings or recordings required thereunder. The “Effective Time” as that term is used in this Agreement shall mean the date and time specified in the Merger Certificate filed in accordance with the DGCL.

Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in Title 8, Sections 259 and 261 of the DGCL and in Title 33, Chapter 11 of the South Carolina Code of Laws, 1976, as amended.

Section 2.5 Certificate of Incorporation; Bylaws. The Certificate of Incorporation of Subsidiary, as in effect immediately prior to the Effective Time, shall be amended and restated at the Effective Time so as to read in its entirety in the form set forth as Exhibit A hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended or changed as provided therein and under the DGCL. The Bylaws of Subsidiary, as in effect immediately prior to the Effective Time, shall be amended and restated at the Effective Time so as to read in its entirety in the form set forth as Exhibit B hereto and, as so amended, shall be, the Bylaws of the Surviving Corporation until thereafter amended or changed as provided therein or under DGCL.

Section 2.6 Directors and Officers. All of the directors of Subsidiary at the Effective Time and two of the principals of the Parent, Nancy K. Hedrick and Thomas P. Clinton, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The current officers of Parent at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office until their respective successors are duly elected or appointed and qualified.

Section 2.7 Conversion of Securities. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Subsidiary or their respective shareholders:

(a) Each issued and outstanding share of no par value common stock of Parent (“Parent Common Stock”) shall automatically be cancelled and cease to exist and shall be converted into the right to receive from the Surviving Corporation, a per share amount equal to the sum of the following: (i) a promissory note (the “Merger Note”) in the principal amount of $45.31 per share in the form attached as Exhibit C; (ii) a promissory note (the “Original Shareholders Subordinated Promissory Note”) in the principal amount of $23.44 per share in the form attached as Exhibit D hereto; and (iii) 31.5863 shares of the common stock, $.001 par value, of Subsidiary (“Subsidiary Common Stock”). The aggregate consideration payable as described above in this Section 2.7(a) shall be referred to herein as the “Merger Consideration.”

(b) Each share of Subsidiary Common Stock owned by Parent in the Subsidiary (the “Subsidiary Cancelled Stock”) as of the Effective Time shall automatically be cancelled and extinguished and cease to exist at the Effective Time without any conversion thereof and no payment of any portion of the Merger Consideration or other consideration shall be made with respect thereto.

(c) Each holder of an outstanding certificate that prior thereto represented Parent Common Stock shall cease to have any rights with respect thereto, except the right, upon surrender thereof to the Escrow Agent in accordance with Section 2.8 hereof, to receive in exchange therefor such holder’s appropriate portion of the Merger Consideration (as described in Section 2.7(a)).

Section 2.8 Exchange of Shares and Certificates.

(a) As of the Effective Time of the Merger, Subsidiary shall deposit the Merger Consideration with Leatherwood Walker Todd & Mann, P.C., or such other exchange and escrow agent as may be mutually agreed upon by Parent and Subsidiary (the “Escrow Agent”), for the benefit of the holders of the Parent Common Stock each for exchange in accordance with this Article II.

(b) As soon as reasonably practical after the Effective Time, the Escrow Agent shall mail or present to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Parent Common Stock (the “Certificates”) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon delivery of the Certificate to the Escrow Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable share of the Merger Consideration. After the Effective Time, upon surrender to the Escrow Agent of a Certificate, together with such letter of transmittal, duly executed, and such other documentation as may reasonably be required by the Escrow Agent, the holder of a Certificate shall be entitled to receive in exchange therefor (i) a Merger Note in the form attached hereto as Exhibit C in a principal amount equal to the product of $45.31 multiplied by the number of shares of Parent Common Stock represented by such Certificate; (ii) an Original Shareholders Subordinated Promissory Note in the form attached hereto as Exhibit D hereto in a principal amount equal to the product of $23.44 multiplied by the number of shares of Parent Common Stock represented by such Certificate; (iii) a certificate evidencing ownership by the holder of a number of shares of Subsidiary Common Stock equal to the product of 31.5863 multiplied by the number of shares of Parent Common Stock represented by such Certificate; and (iv) if any portion of the holder’s share of the Merger Consideration would otherwise consist of a fractional share of Subsidiary Common Stock, such fractional share shall not be issued, and shall, instead, be rounded up to a whole share of Subsidiary Common Stock, and the same shall be issued to the holder of the Certificate the exchange of which resulted in the fractional share; provided that, the additional share may be added to the certificate deliverable to such holder as provided in Section 2.7(b)(iii) above. After the Effective Time, there shall be no further transfer on the records of Subsidiary or its transfer agent of Certificates representing shares of Parent Common Stock which have been converted pursuant to this Agreement into the right to receive an applicable share of the Merger Consideration, and if such Certificates are presented to Subsidiary for transfer, they shall be canceled against delivery of the applicable share of the Merger Consideration as provided in this Article II. In the event of a transfer of ownership of Parent Common Stock which is not registered in the transfer records of Subsidiary, a payment of the applicable portion of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed, with signature guaranteed, or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required to be paid on account of such transfer or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the pro rata portion of the Merger Consideration as contemplated by this Section 2.8. No interest shall be paid or accrue on the Merger Consideration so payable.

(c) No dividends or other distributions with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby.

(d) Any portion of the Merger Consideration which remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered by the Escrow Agent to the Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 2.8 shall thereafter look solely to the Surviving Corporation as general creditors thereof with respect to the payment of their claim to a share of such Merger Consideration.

(e) Neither Parent nor Subsidiary shall be liable to any person in respect of any sums from the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates representing shares of Parent Common Stock shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any sums from the Merger Consideration would otherwise escheat to or become the property of any Governmental Authority), any such sums payable in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(f) The Surviving Corporation shall be responsible for all costs and fees of the Escrow Agent and such costs and fees shall not be deducted from the Merger Consideration.

Section 2.9 Dissenting Shares. “Dissenting Shares” means shares of Surviving Corporation Common Stock held as of the Effective Time by a stockholder of the Surviving Corporation who has not voted such Surviving Corporation Common Stock in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall be canceled by the Surviving Corporation upon payment to the holder(s) of such Dissenting Shares of the amount ultimately determined pursuant to such holder(s) right to appraisal in accordance with Section 262 of the DGCL, whether by agreement or by entry of order, judgment, decree or other award from which no further appeal can be taken. If a dissenting shareholder has forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then as of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall not be subject to cancellation by Surviving Corporation hereunder.

Section 2.10 Parent Stock Options. Immediately prior to the Effective Time, Parent shall take all actions necessary with respect to those outstanding options to purchase up to 8,500 shares of Parent Common Stock granted to current or former employees of Parent pursuant to the Parent’s 2000 Equity Incentive Plan (the “Parent Stock Options”), to cancel options to purchase 6,234 shares of Parent Common Stock and thereafter all rights relating to such cancelled options shall be extinguished, and the shareholders of the Parent shall take actions pursuant to such plan to cause such remaining options to be exercisable for 268,343 shares of Subsidiary Common Stock subsequent to the Effective Time. At the Effective Time, Subsidiary shall assume such remaining Parent Stock Options.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY

Subsidiary represents and warrants to Parent as follows:

Section 3.1 Organization, Standing and Corporate Power. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to engage in any lawful business under Delaware law. Subsidiary is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Subsidiary has delivered or previously made available to Parent complete and correct copies of its Certificate of Incorporation and Bylaws, in each case as amended to the date of this Agreement. Subsidiary is not in violation of any provision of its Certificate of Incorporation or Bylaws.

Section 3.2 Capital Structure.

(a) As of the date of this Agreement, following the 40 to 1 reverse stock split of the issued and outstanding shares of common stock of the subsidiary effected as of the date of this Agreement, the authorized capital stock of the Company consists of 50,000,000 shares of common stock ($.001 par value) and 5,000,000 shares of preferred stock ($.001 par value), of which approximately 453,529 shares of common stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and free of preemptive (or similar) rights, and no shares of preferred stock are issued and outstanding. Except as set forth above, no shares of capital stock or other voting securities of Subsidiary are issued, reserved for issuance or outstanding. There are no outstanding bonds, debentures, notes or other indebtedness or securities of Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Subsidiary may vote. Except for securities issuable following the Effective Time pursuant to that certain Preferred Stock Purchase Agreement between Subsidiary and Barron Partners LP of even date herewith, (the “Preferred Stock Purchase Agreement”) there are not and at the Effective Time there will not be, any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Subsidiary is a party or by which it is bound relating to the issued or unissued capital stock of Subsidiary, or obligating Subsidiary to issue, deliver, transfer, grant or sell any shares of capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for any capital stock or other equity or voting interests in, Subsidiary or obligating Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. Excluding any obligations of the Surviving Corporation with respect to any Dissenting Shares, there are not any outstanding obligations of Subsidiary to repurchase, redeem or otherwise acquire, or make any payment in respect of, any shares of capital stock of Subsidiary, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

(b) Subsidiary has previously delivered to Parent a true and complete list of the holders of record of the Subsidiary Common Stock as of January 24, 2005, and prior to Closing shall provide Parent with such a list as of the date hereof, which shall serve as the record date.

Section 3.3 Authority; Noncontravention. Subsidiary has the requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Subsidiary and the consummation by Subsidiary of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Subsidiary. This Agreement has been duly executed and delivered by Subsidiary and constitutes a valid and binding obligation of Subsidiary, enforceable against Subsidiary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). The execution, delivery and performance of this Agreement by Subsidiary do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Subsidiary under, (i) the Certificate of Incorporation or Bylaws of Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Subsidiary or its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Subsidiary or its properties or assets. No consent, approval, order, action or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a “Governmental Authority”), is required by or with respect to Subsidiary in connection with the execution, delivery and performance of this Agreement by Subsidiary or the consummation by Subsidiary of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger and other appropriate documents, if any, with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Subsidiary is qualified to do business, and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, could not be reasonably expected to prevent or delay in any material respect the consummation of the transactions contemplated by this Agreement or otherwise prevent Subsidiary from performing its obligations under this Agreement.

Section 3.4 No Assets, Liabilities and Business Operations. Subsidiary currently has no assets or liabilities of any kind whatsoever and is not conducting any business operations and has not conducted any business operations since September 22, 2001.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Section 4.1 Organization, Standing and Corporate Power. Parent is a corporation, duly organized, validly existing and in good standing under the laws of the State of South Carolina and has the requisite power and authority to engage in any lawful business under South Carolina law. Parent is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Parent is not in violation of any provision of its certificate of incorporation, bylaws or comparable organizational documents.

Section 4.2 Capital Structure.

(a) The authorized capital stock of Parent consists of 100,000 shares of common stock (no par value). As of the date of this Agreement, (i) 80,000 shares of common stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and (ii) 8,500 shares of common stock are issuable upon the exercise of the Parent Stock Options (with an average exercise price of $25.00 per share). Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. As of the date of this Agreement, there are no outstanding bonds, debentures, notes or other indebtedness or securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote. Except as set forth in this Section 4.2, there are not and at the Effective Time there will not be, any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound relating to the issued or unissued capital stock of Parent, or obligating Parent to issue, deliver, transfer, grant or sell any shares of capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for any capital stock or other equity or voting interests in, Parent or obligating Parent to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as described in Section 2.10, there are not any outstanding obligations of Parent to repurchase, redeem or otherwise acquire, or make any payment in respect of, any shares of capital stock of Parent, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

(b) Parent has previously delivered to Subsidiary a true and complete list of the holders of record of the Parent Common Stock and the holders of the Parent Stock Options as of January 24, 2005, and prior to Closing shall provide Subsidiary with such a list as of the date hereof, which shall serve as the record date.

Section 4.3 Authority; Noncontravention. Parent has all requisite corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent, and the consummation by Parent of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). The execution, delivery and performance of this Agreement by Parent do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent under (i) its articles of incorporation or bylaws or comparable organizational documents, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets. No consent, approval, order, action or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent in connection with the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of any of the transactions contemplated by this Agreement, except for (i) the filing of articles of merger, a plan of merger and other appropriate documents, if any, with the South Carolina Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified or may be required to be qualified to do business, and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, could not be reasonably expected to prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Parent from performing its obligations under this Agreement.

ARTICLE V

COVENANTS PENDING CLOSING

Section 5.1. Conduct Prior to Closing. Each of Parent and Subsidiary shall not take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Agreement not being accurate, true and complete in all material respects or (b) any of the conditions to the Merger set forth in Article VII not being satisfied.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Shareholders Consent. The Parties acknowledge the Parent has, in accordance with the applicable provisions of South Carolina law obtained the unanimous written consent of its shareholders to approve the transactions contemplated by this Agreement. Parent shall also, as soon as practicable following the execution hereof and subject to the requirements of Delaware law, as a shareholder of Subsidiary, execute a written consent approving the transactions contemplated by this Agreement. Subsidiary shall promptly thereafter send a written notice of such action to all other shareholders of Subsidiary in accordance with Delaware law.

Section 6.2 Access to Information; Confidentiality. Subject to limitations imposed by applicable law, the Subsidiary shall (i) afford to Parent and its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel, audits, files, correspondence, contracts and records and (ii) furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all financial and operating data and other information concerning its business, properties and personnel as Parent may reasonably request. Subsidiary shall (i) instruct its employees, counsel and financial advisors to reasonably cooperate with Parent in Parent’s investigation of the business of Subsidiary and (ii) make its personnel reasonably available for discussions with representatives of Parent. Parent shall hold, and shall cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence unless required to be disclosed in accordance with applicable law.

Section 6.3 Notification. Each party shall give prompt notice to the other, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 6.4 Public Announcements. Each party shall consult with the other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that a press release mutually agreed upon by the parties regarding the execution of this Agreement and the transactions contemplated hereunder will be issued promptly following the execution of this Agreement by all parties hereto.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Shareholder Approval. The parties acknowledge that Parent has obtained the unanimous approval of its shareholders of the transactions contemplated hereby. Subsidiary shall have obtained the written consent of Parent as a shareholder of Subsidiary approving the transactions contemplated hereby and shall have delivered written notice of such action to all other shareholders of Subsidiary as required by Delaware law.

(b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, shall be in effect; provided, however, that, each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

(c) Preferred Stock Documents. Subsidiary shall have obtained the approval of its board of directors to enter into the Preferred Stock Purchase Agreement, to which this Agreement is attached as an exhibit, and such Preferred Stock Purchase Agreement shall have been executed and delivered, and all other documents contemplated thereunder, including without limitation a Registration Rights Agreement and Warrants, shall have been duly executed and along with other required monies and documents, delivered by the parties thereto into escrow as described in the Preferred Stock Purchase Agreement.

(d) Parent Stock Options; Accredited Investors. Parent shall have completed the repurchase of the portion of the Parent Stock Options not assumed by Subsidiary in the Merger as described in Section 2.10 hereof. As of the Effective Time, all holders of Parent Common Stock issued and outstanding shall be “accredited investors” as that term as defined in Regulation D under the Securities Act of 1933, as amended.

Section 7.2 Conditions to Obligations of Parent. The obligations of Parent to effect the Merger are further subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Subsidiary set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date), and Parent shall have received a certificate signed on behalf of Subsidiary by the Chief Executive Officer of Subsidiary to such effect.

(b) Performance of Obligations of Subsidiary. Subsidiary shall have performed and complied with in all material respects all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of Subsidiary by the Chief Executive Officer of Subsidiary to such effect.

(c) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Authority (or by any other person, if such suit, action or proceeding has a reasonable likelihood, in the opinion of outside counsel to Parent, of success) (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Subsidiary or Parent or any of their respective subsidiaries any damages that are material to either Parent or Subsidiary taken as a whole, or (ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation of any material portion of the business or assets of Parent or to compel Parent or the Surviving Corporation, or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Parent as a result of the Merger.

Section 7.3 Conditions to Obligation of Subsidiary. The obligation of Subsidiary to effect the Merger is further subject to the satisfaction or waiver by Subsidiary on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to another date (in which case as of such date), and Subsidiary shall have received a certificate signed on behalf of Parent by the Chief Executive Officer of Parent to such effect.

(b) Performance of Obligations. Parent shall have performed and complied with in all material respects all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Subsidiary shall have received a certificate signed on behalf of Parent by the Chief Executive Officer of Parent to such effect.

(c) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Authority (or by any other person, if such suit, action or proceeding has a reasonable likelihood, in the opinion of outside counsel to Subsidiary, of success) (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Subsidiary or Parent or any of their respective subsidiaries any damages that are material to either Parent or Subsidiary taken as a whole, or (ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation of any material portion of the business or assets of Parent or to compel Parent or the Surviving Corporation, or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Parent as a result of the Merger.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a)	by mutual written consent of Parent and Subsidiary;

(b)	by either Parent or Subsidiary:

(i)	if the Merger shall not have been consummated on or before February 28, 2005, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

(ii)	if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

(iii)	in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement that has or reasonably likely would have a material adverse effect on the Surviving Corporation.

Section 8.2 Effect of Termination. In the event of termination of this Agreement by either Subsidiary or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any further liability or obligation on the part of Parent or Subsidiary.

Section 8.3 Amendment. This Agreement may be amended by the parties at any time prior to the requisite approval of the shareholders of Subsidiary. Thereafter, any amendment shall require the requisite approval of the respective shareholders of each of Parent and Subsidiary.

Section 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section 8.4 shall, in order to be effective, require, in the case of Parent or Subsidiary, action by its Board of Directors or, in the case of an extension or waiver pursuant to Section 8.4, the duly authorized designee of its Board of Directors.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which, by its terms, contemplates performance after the Effective Time.

Section 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Parent, to

Computer Software Innovations, Inc.

1661 East Main Street, Suite A

Easley, South Carolina 29640

Attention: Nancy K. Hedrick, President

and with a copy to:

Leatherwood Walker Todd & Mann, P.C.

300 East McBee Avenue, Suite 500

Greenville, South Carolina 29601

Attention: Richard L. Few, Jr.

864-240-2479

(b) if to Subsidiary, to

Computer Software Innovations, Inc.

f/k/a VerticalBuyer, Inc.

1661 East Main Street, Suite A

Easley, South Carolina 29640

Attention: Nancy K. Hedrick, President

    and Chief Executive Officer

and with a copy to:

Leatherwood Walker Todd & Mann, P.C.

300 East McBee Avenue, Suite 500

Greenville, South Carolina 29601

Attention: Richard L. Few, Jr.

864-240-2479

Section 9.3. Interpretation. When a reference is made in this Agreement to a Section or Exhibit such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

Section 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.8. Enforcement. The parties hereto agree that any claim, suit, action or proceeding relating to or arising out of this Agreement or the transactions contemplated hereby or thereby shall be filed and prosecuted only in the United States District Court for the District of South Carolina (Greenville Division) and in the court hearing appeals therefrom, unless no federal diversity or subject matter jurisdiction exists, in which event, and only in which event, such claim, suit, action or proceeding shall be filed and prosecuted in the Circuit Court for the Thirteenth Judicial Circuit, Greenville, South Carolina and in the courts hearing appeals therefrom. Each of the parties hereto consents to submit itself to the personal jurisdiction to such courts for the purposes stated above and that no party hereto will attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and that no party will initiate any action relating to or arising out of this Agreement or any of the transactions contemplated hereby or thereby in any court other than as set forth above.

Section 9.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

Section 9.10 Time of Execution. This Agreement has been executed as of the date first written above after 5:00 p.m. Eastern Standard Time.

Section 9.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(SIGNATURES ON NEXT PAGE)

IN WITNESS WHEREOF, Parent and Subsidiary have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the dates first written above.

COMPUTER SOFTWARE INNOVATIONS, INC.,
a South Carolina corporation

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
Title:	President

COMPUTER SOFTWARE INNOVATIONS, INC.
(formerly known as VerticalBuyer, Inc.)
a Delaware corporation

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
Title:	President and Chief Executive Officer

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

COMPUTER SOFTWARE INNOVATIONS, INC.

(Pursuant to Sections 242 and 245 of Title 8,

Chapter 1 of the Delaware Code of 1974, as amended)

The Corporation was formerly known as VerticalBuyer, Inc. and was initially incorporated on September 24, 1999.

FIRST. Name. The name of the Corporation is Computer Software Innovations, Inc.

SECOND. Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended from time to time, (the “DGCL”) and to possess and exercise all of the powers and privileges granted by such law and other laws of Delaware.

FOURTH. Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is Fifty Five Million (55,000,000) shares. The authorized capital stock is divided into Forty Million (40,000,000) shares of common stock, $.001 par value (the “Common Stock”) and Fifteen Million (15,000,000) shares of preferred stock, $.001 par value (the “Preferred Stock”). Stockholders shall not have preemptive rights to acquire additional shares of stock of any class which the Corporation may elect to issue or sell.

(a) Common Stock. Subject to all of the rights of the holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article FOURTH or provided for by the DGCL, each holder of Common Stock shall have one vote per share of Common Stock held by such holder on all matters on which holders of Common Stock are entitled to vote and shall have the right to receive notice of and to vote at all meetings of the stockholders of the Corporation. The holders of Common Stock shall have the right to receive dividends as and if declared by the Board of Directors in its sole discretion, subject to any limitations on the declaring of dividends imposed by the DGCL or the rights of holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article FOURTH.

(b) Preferred Stock. Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by the DGCL, to authorize the issuance of one or more classes of Preferred Stock and, with respect to each such class, to fix by resolution or resolutions providing for the issue of such class, the voting powers, full or limited, if any, of the shares of such class, the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class thereof shall include, but not be limited to, the determination or fixing of the following:

(i) the designation of such class;

(ii) the number of shares to compose such class, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular class) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding);

(iii) the dividend rate of such class, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

(iv) whether the shares of such class shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(v) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class;

(vi) whether the shares of such class shall be convertible into or exchangeable for shares of any other class or classes of any capital stock or any other securities of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vii) the extent, if any, to which the holders of shares of such class shall be entitled to vote with respect to the election of directors or otherwise;

(viii) the restrictions, if any, on the issuance or reissuance of any additional Preferred Stock;

(ix) the rights of the holders of the shares of such class upon the dissolution of, voluntary or involuntary liquidation, winding up or the distribution of assets of the Corporation; and

(x) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class.

(c) Subject to all of the rights of the holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article FOURTH or by the DGCL, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Corporation of rights, options and warrants for the purchase of shares of capital stock of the Corporation, other securities of the

Corporation or shares or other securities of any successor in interest of the Corporation (a “Successor”), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any shares of capital stock of the Corporation, other securities of the Corporation or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may from time to time determine, subject only to the restrictions, limitations, conditions and requirements imposed by the DGCL, other applicable laws and this Certificate.

FIFTH. Term. The Corporation is to have perpetual existence.

SIXTH. Management of the Affairs of the Corporation.

(a) The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate or by the Amended and Restated Bylaws of the Corporation (the “Bylaws”).

(b) The following provisions are inserted for the limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(i) The Board of Directors shall have the power to make, alter, amend, change or repeal the Bylaws by the affirmative vote of a majority of the members of the Board of Directors then in office. In addition, the Bylaws may be made, altered, amended, changed or repealed by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66 2/3% of the outstanding capital stock entitled to vote thereon.

(ii) The number of directors of the Corporation shall be not less than three nor more than nine, the exact number within said limits to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

(iii) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

SEVENTH. Limitation on Liability. No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

If the DGCL or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article SEVENTH.

Any repeal of or amendment to this Article SEVENTH shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

EIGHTH. Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.

NINTH. Corporate Records. The books of the Corporation may be kept (subject to any provision contained in applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws.

TENTH. Right to Amend. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate and in any certificate amendatory hereof, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders or others hereunder or thereunder are granted subject to this reservation. Notwithstanding the foregoing, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Common Stock shall be required to amend or repeal, or adopt any provision inconsistent with, this Article TENTH of this Certificate.

ELEVENTH. Indemnification.

(a) The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

(b) Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article ELEVENTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

(c) The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the corporation.

(d) The indemnification rights provided in this Article ELEVENTH (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article ELEVENTH.

TWELFTH. When the amendments herein certified become effective, the aggregate value of capital represented by all issued shares immediately after the amendment will not be less than the aggregate value of capital represented by all issued shares immediately before the amendment and, therefore, the capital of the Corporation will not be reduced under or by reason of the amendments.

THIRTEENTH. This Amendment to the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and the Shareholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The Shareholders approval and adoption of this Amendment to the Certificate of Incorporation was adopted by a written consent of the majority shareholder in accordance with Section 228 of the General Laws of the State of Delaware.

This Certificate shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate to be signed by its President and Chief Executive Officer and attested to by its Secretary this 10th day of February, 2005.

COMPUTER SOFTWARE INNOVATIONS, INC.
(F/K/A VERTICALBUYER, INC.)

		By:	/s/ Nancy K. Hedrick
		Its:	President and Chief Executive Officer

Attested:

By:	/s/ Beverly N. Hawkins
Its:	Secretary

Exhibit B

AMENDED AND RESTATED BYLAWS

OF COMPUTER SOFTWARE INNOVATIONS, INC.,

a Delaware corporation

ARTICLE I

OFFICES

Section 1.1 Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 Annual Meeting. A meeting of stockholders shall be held in each year for the election of directors at such time and place as the Board of Directors shall determine. Any other proper business, notice of which was given in the notice of the meeting or in a duly executed waiver of notice thereof, may be transacted at the annual meeting. Elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

Section 2.3 Notice of Annual Meetings. Unless otherwise provided by law, written notice of the annual meeting of stockholders, stating the time, place and date thereof shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.

Section 2.4 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 2.5 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the Chief Executive Officer or the President. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 2.6 Notice of Special Meetings. Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place, date and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting.

Section 2.7 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting except as provided in Section 4.2, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.8 Organization. The Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, any Vice President, shall preside at meetings of the stockholders. The Secretary of the Corporation shall act as Secretary, but in the absence of the Secretary the presiding officer shall appoint a Secretary.

Section 2.9 Stockholder Nominations and Proposals. (a) No proposal for a stockholder vote (a “Stockholder Proposal”) shall be submitted to the stockholders of the Corporation unless the stockholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Corporation’s books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all information material thereto; (v) a description of all arrangements or understandings between the Proponent and any other Persons (including the names of such other Persons) in connection with the Stockholder Proposal and any material interest of the Proponent or such Persons in such Stockholder Proposal and (vi) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders to consider the Stockholder Proposal. Upon receipt of the Stockholder Proposal and prior to the stockholders’ meeting at which such Stockholder Proposal will be considered, if the Board of Directors or a designated committee or the officer who will preside at the meeting of the stockholders determines that the information provided in a Stockholder Proposal does not satisfy the requirements of this Section 2.9 or is otherwise not in accordance with applicable law, the Secretary of the Corporation shall promptly notify the Proponent of the deficiency in the notice. Such Proponent shall have the opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Proponent, determined by the Board of Directors, such committee or such officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Section 2.9 or is otherwise not in accordance with applicable law, then such Stockholder Proposal shall not be presented for action at the stockholders’ meeting in question.

(b) Only persons who are selected and recommended by the Board of Directors or the nominating committee thereof, or who are nominated by the stockholders in accordance with the procedures set forth in this Section 2.9, shall be eligible for election or qualified to serve as directors. Nominations of individuals for election to the Board of Directors at any annual meeting or special meeting of the stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.9 except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations by stockholders shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated (A) the name, date of birth, business address and residence address of such nominee; (B) the business experience during the past five years of such nominee, including his or her principal occupations or employment during such period, the name and principal business of any Corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and the level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any Corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state, or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to the evaluation of the ability or integrity of the nominee; and (F) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the person submitting the Nomination Notice and any Person acting in concert with such Person, (w) the name and business address of such person and Persons, (x) the name and business address of such person and Persons as they appear on the books of the Corporation (if they so appear); (y) the class and number of shares of the Corporation which are beneficially owned by such person and Persons, and (z) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by these By-laws, he shall so declare to the meeting and the defective nomination shall be disregarded.

(c) Nomination Notices and Stockholder Proposals must be delivered to the Secretary at the principal executive office of the Corporation or mailed and received at the principal executive offices of the Corporation (a) in the case of any annual meeting, not less than 45 days nor more than 60 days prior to the anniversary date of the mailing of the proxy materials and/or notice for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Section 2.10 Action by Stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of these By-laws, applicable law, or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.11 Voting; Proxies. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock which has been transferred on the books of the Corporation within twenty days preceding an election of directors shall be voted on at such election of directors.

Section 2.12 Action by Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by law, to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner indicated above. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Number, Qualifications and Removal. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of Directors which shall constitute the whole Board shall not be less than three nor more than nine, the exact number within said limits to be fixed from time to time solely by resolution of the Board, acting by the vote of not less than a majority of the directors then in office, provided that no resolution decreasing the number of directors shall have the effect of shortening the term of any incumbent director and provided that the number of directors shall not be increased by fifty percent (50%) or more in any twelve-month period without the approval by at least 66 2/3% of the members of the Board of Directors then in office. Subject to the rights, if any, of holders of Preferred Stock of the Corporation, the retirement age of and other restrictions and qualifications for directors constituting the Board of Directors shall be as authorized from time to time exclusively by a majority vote of the members of the Board of Directors then in office. Except as provided in Section 3.2 of this Article, directors shall be elected by a plurality of the votes cast at meetings of stockholders, and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, removal or resignation. None of the directors need be stockholders of the Corporation. A director may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the total votes which would be eligible to be cast by stockholders in the election of such director.

Section 3.2 Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The term of a director elected to fill a newly created directorship or other vacancy shall continue until the next annual meeting and until their successors are elected and have qualified.

Section 3.3 Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 3.4 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5 Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.6 Notice of Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary on two days notice to each director, either personally or by mail, telephone or telegram; special meetings shall be called in like manner and on like notice on the written request of at least two directors.

Section 3.7 Quorum; Voting. At all meetings of the Board, a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8 Written Action. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.9 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate such committees as the Board of Directors deems appropriate, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, declaring a dividend, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; unless the resolution expressly so provides, no such committee shall have the power or authority to authorize the issuance of stock or adopt a certificate of ownership pursuant to Section 253 of the General Corporation Law of the State of Delaware.

Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it and report the same to the Board of Directors when required.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested by the Board of Directors.

Section 3.10 Compensation Committee. The Board of Directors may by resolution passed by a majority of the whole Board, designate a Compensation Committee, to which the Board shall delegate the authority to fix the compensation of the directors and the executive officers of the Corporation. The members of the Compensation Committee shall be independent pursuant to criteria set forth in the Board resolutions or charter creating such committee.

Section 3.11 Audit Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Audit Committee, which shall have duty to recommend to the Board of Directors or itself approve the accounting firm to be selected by the Board, or to be recommended by it for stockholder approval, as independent auditor of the Corporation and to act on behalf of the Board in meeting and reviewing with the independent auditors, the chief internal auditor and the appropriate corporate officers, matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor. The committee shall review the results of such audits with the respective auditing agency and shall promptly report to the Board of Directors. The committee shall additionally submit to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting, and operation controls and safeguards. The members of the Audit Committee shall be independent pursuant to criteria set forth in the Board resolutions or charter creating such committee and as determined in accordance with all applicable laws and stock exchange listing requirements.

Section 3.12 Nominating Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate a Nominating Committee, to which the Board shall delegate the authority for the evaluation and recommendation of persons for election or appointment to the Board of Directors.

Section 3.13 Participation In Meeting By Telephone. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV

NOTICES

Section 4.1 Generally. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or telephone.

Section 4.2 Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.3 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or by these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE V

OFFICERS

Section 5.1 Generally. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, Chief Executive Officer, President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice-Presidents (which may include Senior Vice-Presidents and Executive Vice-Presidents), one or more Assistant Secretaries and Assistant Treasurers and such other officers or agents as the Board of Directors may from time to time deem necessary or advisable in the conduct of the business and affairs of the Corporation. Any number of offices may be held by the same person and any office may be shared by more than one person unless the Certificate of Incorporation or these By-laws otherwise provide.

Section 5.2 Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation, other than the Chief Executive Officer, to an officer of the Corporation.

Section 5.3 Succession. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.4 Authorities and Duties. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1 Certificates. Every owner of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board or Chief Executive Officer, or President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 6.2 Transfer Agents; Registrars. Where a certificate is signed (l) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman or Vice-Chairman of the Board of Directors, Chief Executive Officer, President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 6.3 Lost, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, or mutilated upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed or mutilated. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or mutilated certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or mutilated upon the issuance of such new certificate.

Section 6.4 Transfers of Stock. (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transactions upon its books, unless the Corporation has a duty to inquire as to adverse claims with respect to such transfer and such duty has not been discharged. The Corporation shall have no duty to inquire into adverse claims with respect to such transfer unless (i) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (ii) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, By-laws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

(b) The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (i) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (ii) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

Section 6.5 Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

(b) If no record date is fixed:

(1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.6 Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 7.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

Section 7.5 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 7.6 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments. These By-laws may be altered or repealed or new By-laws may be adopted, either by the Board of Directors or by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66 2/3% of the outstanding capital stock entitled to vote thereon.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Right of Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

(b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Sections 9.1(a) or 9.1(b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under sections 9.1(a) or 9.1(b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or

(ii) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or

(iii) By the stockholders.

Section 9.2 Undertakings for Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 9.3 Claims. If a claim for indemnification or payment of expenses under this Article IX is not paid with 60 days after a written claim therefore is received by the Corporation, the claimant may recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting the claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 9.4 Relationship to Other Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 9.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 9.6 Continuation of Rights. The indemnification and advancement of expenses provided by or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of any such person.

Section 9.7 Amendments. All rights to indemnification under this by-law shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this by-law is in effect. No amendment or repeal of this bylaw or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any director, officer, employee or agent of the Corporation any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this by-law with respect to any costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement which arise out of any action, suit or proceeding based in whole or in substantial part on any act or failure to act, actual or alleged, which takes place while or before this by-law is in effect. The provision of this section shall apply to any such action, suit or proceeding whenever commenced, including such action, suit or proceeding commenced after any amendment or repeal of this by-law.

Section 9.8 Severability. In the event that any of the provisions of this Article IX (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise enforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

Exhibit C

[Form of Merger Note]

SUBORDINATED PROMISSORY NOTE

U.S. [$724,960.00]	February , 2005
Greenville, SC

FOR VALUE RECEIVED, COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation F/K/A VERTICALBUYER, INC., (the “Borrower”), hereby promises to pay to the order of [NANCY K. HEDRICK], [JOE G. BLACK], [BEVERLY N. HAWKINS], [THOMAS P. CLINTON], [WILLIAM J. BUCHANAN] (the “Lender”), the principal sum of Seven Hundred Twenty-four Thousand Nine Hundred Sixty and No/100 Dollars ($724,960.00), with said principal to be paid in full on or before the 30th day following the date of this Subordinated Promissory Note, together with interest accruing at the Prime Rate of interest as reported by Bank of America plus two percent (2%) on the unpaid principal thereof to be paid in lawful money of the United States.

The Borrower hereby reserves and shall have the right to prepay the indebtedness evidenced by this Subordinated Promissory Note (“Note”), in whole or in part, without penalty or premium.

The Borrower further agrees hereby that if at any time any portion of said principal and interest shall be past due and unpaid for a period of ten (10) business days following notification thereof by the Lender, the whole amount evidenced by this Note shall, at the option of the holder thereof, become immediately due, and said holder shall have the right to institute any proceedings upon this Note and any collateral given to secure the same for the purpose of collecting said principal and interest, with costs and expenses, and of protecting any security connected herewith.

The Borrower further agrees hereby that if any part of the money due hereon be not paid when due, or if this Note be placed in the hands of an attorney for collection, or if this debt or any part thereof be collected by an attorney or by legal proceedings of any kind, a reasonable attorney’s fee besides all costs and expenses incident upon such collection, shall be added to the amount due upon this Note, and be collectible as part thereof.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note, principal and interest, shall be subordinate and junior to the extent set forth in the following paragraphs to all principal and interest of all indebtedness of the Borrower for borrowed money (except such indebtedness of the Borrower other than this Note which is subordinate or junior in any respect to other indebtedness of the Borrower (collectively, “Other Subordinated Debt”)), whether outstanding at the date of this Note or created or incurred after the date of this Note but prior to the maturity of this Note by lapse of time, acceleration or otherwise. Such indebtedness of the Borrower to which this Note is subordinate and junior is sometimes hereinafter referred to as “Senior Debt.”

Upon maturity of any Senior Debt by lapse of time, acceleration or otherwise, then all principal of, premium, if any, and interest on, all such matured Senior Debt shall first be paid in full before any payment on account of principal or interest is made upon this Note.

In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Borrower or its property, and in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of the Borrower, whether or not involving insolvency or bankruptcy proceedings, and in the event of any default under or acceleration of any Other Subordinated Debt, then all principal, premium if any, and interest due on Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment on account of principal or interest is made upon this Note. Any payment or distribution of any kind or character, whether in cash, property, stock, or obligations, which may be payable or deliverable in respect of this Note in any of the proceedings referred to in the above paragraphs shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof, unless and until all principal and interest on all Senior Debt shall have been paid in full, or such payment shall have been provided for; provided however, that:

(i)	In the event that payment or delivery of such cash, property, stock or obligations to the holders of this Note is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery of such cash, property, stock or obligations payable or deliverable with respect to this Note shall be made to the holders of Senior Debt; and

(ii)	No such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings or dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of this Note, by the Borrower, as reorganized, or by the corporation succeeding to the Borrower or acquiring its property and assets, if such stock or obligations are subordinate and junior at least to the extent provided in this Note to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

The Borrower shall not make any payment of principal or interest on, or purchase or acquire for value, this Note during the continuance of any default in the payment of principal of or premium or interest on any Senior Debt.

These provisions are for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holder of this Note and the holders of the Other Subordinated Debt on the other hand, and as between the Borrower and the holder of this Note nothing herein shall impair the obligation of the Borrower, which is unconditional and absolute, to pay the holders thereof the principal thereof and interest thereon in accordance with their terms and the terms of the related agreements, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights of holders of Senior Debt in respect of cash, property, stock or other securities received upon the exercise of such remedies.

Subject to the payment in full of all Senior Debt, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Borrower payable or distributable to the holders of Senior Debt until this Note is paid in full and, as between the Borrower, its creditors other than the holders of Senior Debt, and the holder of this Note, no payment or distributions otherwise payable or deliverable in respect of this Note but, by virtue of the provisions thereof, paid or delivered to the holders of Senior Debt shall be deemed to be a payment by the Borrower on account of Senior Debt and no payments or distributions paid to the holder of this Note, by virtue of the subrogation herein provided for, shall be deemed to be a payment by the Borrower on account of this Note.

No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Borrower with the terms, provisions, and covenants of any agreement relating to Senior Debt, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Notwithstanding the foregoing, Borrower may make and Lender may receive payments of principal and interest as it accrues on this Note, so long as, at the time of each payment, such payment does not constitute an event of default under any Senior Debt, and no event or condition which constitutes or which, with notice or the lapse of time, or both, would constitute a default or an event of default with respect to any Senior Debt shall have occurred and be continuing.

If the rate of interest stated in this Note exceeds the maximum rate allowed by law, the effective rate of interest shall be the maximum allowed by law.

It is expressly agreed and declared that this Note is given for business purposes and is not a consumer credit instrument. This Note is given in connection with that certain Agreement and Plan of Merger between Computer Software Innovations, Inc., a South Carolina corporation, and Borrower dated February __, 2005.

THIS NOTE SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA. IF ANY ACTION IS BROUGHT BETWEEN THE PARTIES WITH RESPECT TO THIS NOTE OR OTHERWISE, BY WAY OF A CLAIM OR COUNTERCLAIM, THE PARTIES AGREE THAT IN ANY SUCH ACTION, AND ON ALL ISSUES, THE PARTIES IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY.

BORROWER:

COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation

By:
Nancy K. Hedrick
Its:	President and Chief Executive Officer

Exhibit D

[Form of Original Shareholders Subordinated Promissory Notes]

SUBORDINATED PROMISSORY NOTE

U.S. [$375,040.00]	February , 2005
Greenville, SC

FOR VALUE RECEIVED, COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation F/K/A VERTICALBUYER, INC. (the “Borrower”), hereby promises to pay to the order of [NANCY K. HEDRICK], [JOE G. BLACK], [BEVERLY N. HAWKINS], [THOMAS P. CLINTON], [WILLIAM J. BUCHANAN] (the “Lender”), the principal sum of Three Hundred Seventy Five Thousand Forty and No/100 Dollars ($375,040.00), with said principal to be paid in full on or before                     , 2006 together with interest accruing at the Prime Rate of interest as reported by Bank of America plus two percent (2%) on the unpaid principal thereof to be paid in lawful money of the United States in quarterly installments of interest commencing on April 5, 2005 and continuing on the 1st day of each quarter thereafter until                     , 2006.

The Borrower hereby reserves and shall have the right to prepay the indebtedness evidenced by this Subordinated Promissory Note (“Note”), in whole or in part, without penalty or premium.

The Borrower hereby agrees that if at any time any sum due hereunder shall be past due and unpaid, such amount, whether principal or interest, shall bear interest from the date such payment was due until paid in full at the rate of fifteen percent (15%) per annum.

The Borrower further agrees hereby that if at any time any portion of said principal and interest shall be past due and unpaid for a period of ten (10) business days following notification thereof by the Lender, the whole amount evidenced by this Note shall, at the option of the holder thereof, become immediately due, and said holder shall have the right to institute any proceedings upon this Note and any collateral given to secure the same for the purpose of collecting said principal and interest, with costs and expenses, and of protecting any security connected herewith.

The Borrower further agrees hereby that if any part of the money due hereon be not paid when due, or if this Note be placed in the hands of an attorney for collection, or if this debt or any part thereof be collected by an attorney or by legal proceedings of any kind, a reasonable attorney’s fee besides all costs and expenses incident upon such collection, shall be added to the amount due upon this Note, and be collectible as part thereof.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note, principal and interest, shall be subordinate and junior to the extent set forth in the following paragraphs to all principal and interest of all indebtedness of the Borrower for borrowed money (except such indebtedness of the Borrower other than this Note which is subordinate or junior in any respect to other indebtedness of the Borrower (collectively, “Other Subordinated Debt”), including but not limited to that certain Subordinated Promissory Note of even date herewith payable by the Borrower in the aggregate amount of $1,875,000.00 to Barron Partners LP) whether outstanding at the date of this Note or created or incurred after the date of this Note but prior to the maturity of this Note by lapse of time, acceleration or otherwise. Such indebtedness of the Borrower to which this Note is subordinate and junior is sometimes hereinafter referred to as “Senior Debt.”

Upon maturity of any Senior Debt by lapse of time, acceleration or otherwise, then all principal of, premium, if any, and interest on, all such matured Senior Debt shall first be paid in full before any payment on account of principal or interest is made upon this Note.

In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Borrower or its property, and in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of the Borrower, whether or not involving insolvency or bankruptcy proceedings, and in the event Borrower makes any payment of principal or accrued interest on any Other Subordinated Debt which is not applied pro rata against this Note and such Other Subordinated Debt (other than payments in full of the Merger Note and the Dividend Note, as such terms are defined in the Preferred Stock Purchase Agreement between Borrower and Barron Partners LP of even date herewith), and in the event of any default under or acceleration of any Other Subordinated Debt, then all principal, premium if any, and interest due on Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment on account of principal or interest is made upon this Note. Any payment or distribution of any kind or character, whether in cash, property, stock, or obligations, which may be payable or deliverable in respect of this Note in any of the proceedings referred to in the above paragraphs shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof, unless and until all principal and interest on all Senior Debt shall have been paid in full, or such payment shall have been provided for; provided however, that:

(i)	In the event that payment or delivery of such cash, property, stock or obligations to the holders of this Note is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery of such cash, property, stock or obligations payable or deliverable with respect to this Note shall be made to the holders of Senior Debt; and

(ii)	No such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings or dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of this Note, by the Borrower, as reorganized, or by the corporation succeeding to the Borrower or acquiring its property and assets, if such stock or obligations are subordinate and junior at least to the extent provided in this Note to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

The Borrower shall not make any payment of principal or interest on, or purchase or acquire for value, this Note during the continuance of any default in the payment of principal of or premium or interest on any Senior Debt.

These provisions are for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holder of this Note and the holders of the Other Subordinated Debt on the other hand, and as between the Borrower and the holder of this Note nothing herein shall impair the obligation of the Borrower, which is unconditional and absolute, to pay the holders thereof the principal thereof and interest thereon in accordance with their terms and the terms of the related agreements, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights of holders of Senior Debt in respect of cash, property, stock or other securities received upon the exercise of such remedies.

Subject to the payment in full of all Senior Debt, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Borrower payable or distributable to the holders of Senior Debt until this Note is paid in full and, as between the Borrower, its creditors other than the holders of Senior Debt, and the holder of this Note, no payment or distributions otherwise payable or deliverable in respect of this Note but, by virtue of the provisions thereof, paid or delivered to the holders of Senior Debt shall be deemed to be a payment by the Borrower on account of Senior Debt and no payments or distributions paid to the holder of this Note, by virtue of the subrogation herein provided for, shall be deemed to be a payment by the Borrower on account of this Note.

No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Borrower with the terms, provisions, and covenants of any agreement relating to Senior Debt, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Notwithstanding the foregoing, Borrower may make and Lender may receive payments of principal and interest as it accrues on this Note, so long as, at the time of each payment, such payment does not constitute an event of default under any Senior Debt, and no event or condition which constitutes or which, with notice or the lapse of time, or both, would constitute a default or an event of default with respect to any Senior Debt shall have occurred and be continuing.

If the rate of interest stated in this Note exceeds the maximum rate allowed by law, the effective rate of interest shall be the maximum allowed by law.

It is expressly agreed and declared that this Note is given for business purposes and is not a consumer credit instrument. This Note is given in connection with that certain Agreement and Plan of Merger between Computer Software Innovations, Inc., a South Carolina corporation, and the Borrower dated February __, 2005.

THIS NOTE SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA. IF ANY ACTION IS BROUGHT BETWEEN THE PARTIES WITH RESPECT TO THIS NOTE OR OTHERWISE, BY WAY OF A CLAIM OR COUNTERCLAIM, THE PARTIES AGREE THAT IN ANY SUCH ACTION, AND ON ALL ISSUES, THE PARTIES IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY.

BORROWER:

COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation

By:
Nancy K. Hedrick
Its:	President and Chief Executive Officer